                                             As filed pursuant to rule 424(b)(3)
                                                      Registration No. 333-86322
PROSPECTUS

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                               US ONCOLOGY, INC.

                               OFFER TO EXCHANGE
            ALL REGISTERED 9 5/8% SENIOR SUBORDINATED NOTES DUE 2012
         FOR ALL OUTSTANDING 9 5/8% SENIOR SUBORDINATED NOTES DUE 2012

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
              NEW YORK CITY TIME, ON MAY 29, 2002, UNLESS EXTENDED

Terms of the exchange offer:

..We are offering a total of $175 million of our registered 9 5/8% Senior
 Subordinated Notes due 2012 for an equal amount of our outstanding 9 5/8% Senior Subordinated Notes due 2012.

..We will exchange new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

..You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

..The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption "United States federal tax considerations" on page 86 for more information.

..We will not receive any cash proceeds from the exchange offer.

..The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

..The exchange offer is the initial offering of the new notes.

..There is no established trading market for the new notes or the old notes.

..We do not intend to apply for listing of the new notes on any national securities exchange or for quotation through The Nasdaq Stock Market.

                               ----------------

SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF RISKS YOU SHOULD CONSIDER.

                               ----------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                 The date of this prospectus is April 26, 2002

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Forward-looking statements

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the U.S. federal securities laws including:

  (i) any statements contained herein or therein regarding the prospects for our business or any of our services;

  (ii) any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "estimates," "plans" or similar expressions; and

  (iii) other statements contained herein or therein regarding matters that are not historical facts.

Our business and results of operations are subject to risks and uncertainties, many of which are beyond our ability to control or predict. Because of these risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements, and investors are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.

In addition to the specific risk factors described in the section entitled "Risk factors," important factors that could cause actual results to differ materially include, but are not limited to:

  (i) our success in implementing our proposed service line structure described in this prospectus;

  (ii) the degree to which practices currently managed by us convert to the earnings model or the service line structure rather than terminate their affiliation;

  (iii) our ability to attract and retain additional physicians and practices under the service line structure;

  (iv) our ability to obtain financing;

  (v) government regulations and enforcement;

  (vi) reimbursement for health care services;

  (vii) changes in cancer therapy or the manner in which cancer care is delivered;

  (viii) drug utilization;

  (ix) our ability to create and maintain favorable relationships with pharmaceutical companies and other suppliers; and

  (x) the operations of affiliated practices.


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                                       i

Prospectus summary

This summary highlights basic information about us, the exchange offer and the new notes. You should read this entire prospectus carefully, including the "Risk factors" section. As used in this prospectus, unless the context otherwise requires, the terms "US Oncology", "we", "our" and "us" refer to US Oncology, Inc. and its consolidated subsidiaries.

US ONCOLOGY, INC.

We are America's premier cancer care services company. We support the cancer care community by providing oncology pharmaceutical management, outpatient cancer center operations, cancer research and development, and practice management services. Our 868 network physicians provide care to patients in over 450 locations, including 77 outpatient cancer centers and 12 Positron Emission Tomography (PET) installations, across 27 states. In 2001, we estimate that our network physicians provided comprehensive care to over 500,000 cancer patients, including approximately 200,000 new patients, representing approximately 15% of the nation's newly diagnosed cancer cases.

Our network of affiliated practices treats more cancer patients than any other for-profit cancer care organization in the world and our affiliated practices enjoy significant leadership positions within several regional markets in the nation. We have built a leading franchise within the cancer care market by providing our network physicians with community-based access to advanced cancer therapeutics, to state-of-the-art facilities and technologies, and to the largest integrated cancer research platform in the country. We are not a provider of medical services, but rather our affiliated practices offer comprehensive and coordinated medical services to cancer patients, integrating the specialties of medical and gynecologic oncology, hematology, radiation oncology, diagnostic radiology and blood and marrow stem cell transplantation.

Our network's community-based focus allows our affiliated physicians to locally provide the latest advances in therapies, research, and technology to patients, often within a single outpatient setting. As a result, patients access the best possible treatment with the least amount of disruption to their daily lives. Our nationwide presence enables us to rapidly implement best practices and share new discoveries with our affiliated practices. Furthermore, our network's size affords competitive advantages in areas such as purchasing, information systems, access to clinical research, and leading edge technology.

The exchange offer

Old Notes...................  9 5/8% Senior Subordinated Notes due 2012,
                              which were issued on February 1, 2002.

New Notes...................  9 5/8% Senior Subordinated Notes due 2012.
                              The terms of the new notes are substantially identical to those terms of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

Exchange Offer..............  We are offering to exchange up to $175 million principal amount of our 9 5/8% Senior Subordinated Notes due 2012 which have been registered under the Securities Act for an equal amount of our outstanding 9 5/8% Senior Subordinated Notes due 2012, to satisfy our obligations under the registration rights agreement that we entered into when the old notes were sold in transactions under Rule 144A and/or Regulation S under the Securities Act.

Expiration Date; Tenders....  The exchange offer will expire at 5:00 p.m.,
                              New York City time, on May 29, 2002, unless extended. By tendering your old notes, you represent to us that:

                              .any new notes you receive in the exchange offer
                               are being acquired by you in the ordinary course of your business;

                              .at the time of commencement of the exchange
                               offer, neither you nor, to your knowledge, anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution of the new notes, as defined in the Securities Act, in violation of the Securities Act;

                              .you are not our "affiliate" as defined in Rule
                               405 under the Securities Act, or if you are our affiliate, you will comply with the applicable registration and prospectus delivery requirements of the Securities Act;

                              .if you are not a participating broker-dealer,
                               you are not engaged in, and do not intend to engage in, a distribution of the new notes, as defined in the Securities Act; and

                              .if you are a participating broker-dealer, you
                               will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the discussion below under the caption "Plan of distribution."

                              .you have full power and authority to transfer
                               the old notes for the new notes and that we will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims.

Withdrawal; Non-Acceptance..  You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on May 29, 2002. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder's account at The Depository Trust Company. For further information regarding the withdrawal of tendered old notes, see "The exchange offer -- Terms of the exchange offer; period for tendering old notes" and "-- Withdrawal rights."

Conditions to the Exchange    The exchange offer is subject to customary
Offer.......................  conditions, which we may waive. See the discussion below under the caption "The
                              exchange offer -- Conditions to the exchange offer" for more information regarding the conditions to the exchange offer.

Procedures for Tendering      Unless you comply with the procedures
Old Notes...................  described below under the caption "The exchange offer -- Guaranteed delivery
                              procedures," you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

                              .tender your old notes by sending the
                               certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to JPMorgan Chase Bank, as exchange agent, at one of the addresses listed below under the caption "The exchange offer -- Exchange agent"; or

                              .tender your old notes by using the book-entry
                               transfer procedures described below and
                               transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, JPMorgan Chase Bank, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's Automated Tender Offer Program prior to the expiration of the exchange offer.

                              For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The exchange offer -- Procedures for tendering old notes" and "Book-entry transfer."

Guaranteed Delivery           If you are a registered holder of the old
Procedures..................  notes and wish to tender your old notes in the exchange offer, but

                              .the old notes are not immediately available,

                              .time will not permit your old notes or other
                               required documents to reach the exchange agent before the expiration of the exchange offer, or

                              .the procedure for book-entry transfer cannot be
                               completed prior to the expiration of the exchange offer, then you may tender old notes by following the procedures described below under the caption "The exchange offer -- Guaranteed delivery procedures."

Special Procedures for
Beneficial Owners...........
                              If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.


                              If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

United States Federal
Income Tax Consequences.....
                              The exchange of old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption "United States federal tax considerations" for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds.............  We will not receive any cash proceeds from the exchange offer.

Exchange Agent..............  JPMorgan Chase Bank is the exchange agent for the exchange offer. You can find the
                              addresses and telephone number of the
                              exchange agent below under the caption "The exchange offer-- Exchange agent."

Resales.....................  Based on interpretation by the staff of the
                              Securities and Exchange Commission, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

                              .you are not acquiring the new notes in the
                               exchange offer in the ordinary course of your business;

                              .you have an arrangement or understanding with
                               any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer;

                              .you are our "affiliate," as defined in Rule 405
                               under the Securities Act; or

                              .you are a participating broker-dealer that
                               receives new notes for its own account in the exchange offer for old notes that were acquired as a result of market-making or other trading activities.

                              If you fall within one of the exceptions listed above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes

CONSEQUENCES OF NOT EXCHANGING YOUR OLD NOTES

If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

..if they are registered under the Securities Act and applicable state securities laws;

..if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

..if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see "The exchange offer -- Consequences of exchanging or failing to exchange old notes" and "Exchange offer; registration rights."

SUMMARY DESCRIPTION OF THE NEW NOTES

The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. In addition, if

..the registration statement of which this prospectus is a part is not declared effective on or prior to July 1, 2002 or the exchange offer is not completed on or prior to July 31, 2002,

..we are obligated to file a shelf registration statement and we fail to do so prior to the later of (i) June 1, 2002 and (ii) 60 days after the obligation arises, or

..if the shelf registration statement is not declared effective on or prior to the date specified above or is declared effective but ceases to be effective,

then, we have agreed to pay liquidated damages in an amount equal to 0.25% per annum of the principal amount of old notes for the first 90-day period immediately following a default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum of 1.00%.

The new notes

The summary below describes the principal terms of the new notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the notes" section of this prospectus contains a more detailed description of the terms and conditions of the new notes.

Issuer......................  US Oncology, Inc.

Notes Offered...............  We are offering $175,000,000 aggregate principal amount of our 9 5/8% Senior Subordinated Notes due 2012. The notes will be issued under an indenture dated as of February 1, 2002.

Interest....................  The notes will accrue interest at the rate of 9
                              5/8% per year. Interest on the notes will be payable semi-annually in arrears on each February 1 and August 1, commencing on August 1, 2002.

Maturity Date...............  February 1, 2012

Guarantees..................  All of our current subsidiaries, with limited exceptions, and certain of our future domestic subsidiaries will guarantee the notes on a senior subordinated basis. See "Description of the notes."

Ranking.....................  The notes will be unsecured senior subordinated obligations and will be subordinated to all of our existing and future senior debt. The notes will rank equal in right of payment with all our other existing and future senior subordinated debt and will rank senior in right of payment to all of our subordinated debt.

                              Our subsidiaries' guarantees with respect to the notes will be general unsecured senior subordinated obligations of such guarantor subsidiaries and will be subordinated to all of such guarantor subsidiaries' existing and future senior debt. The guarantees will rank equal in right of payment with any senior subordinated indebtedness of the guarantor subsidiaries and will rank senior in right of payment to such guarantor subsidiaries' subordinated debt, if any. Because the notes are subordinated, in the event of bankruptcy, liquidation or dissolution, or certain other events, including certain defaults on senior debt, we may be prevented from making payments on the notes. The term "senior debt" is defined in the "Description of the notes" section of this prospectus.

                              At December 31, 2001, after giving effect to the offering of the old notes and the application of the net proceeds for this offering as described under "Description of other indebtedness-- Revolving credit facility," we and our guarantor subsidiaries would have had approximately $5.4 million of senior debt outstanding on a consolidated basis.

Optional Redemption.........  We may redeem the notes, in whole or part, at any time on or after February 1, 2007 at a redemption price equal to 100% of the principal amount thereof plus a premium declining ratably to par by 2010 plus accrued and unpaid interest and liquidated damages, if any. In addition, at any time prior to February 1, 2005, we may redeem up to 35% of the aggregate principal amount of the notes and any additional notes issued under the indenture with the net cash proceeds of certain equity offerings at a redemption price equal to 109.625% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, provided that:

                              .at least 65% of the aggregate principal amount
                               of the notes and any such additional notes remain outstanding immediately after the occurrence of such redemption; and

                              .such redemption occurs within 90 days of the
                               date of the initial receipt of the proceeds of any such equity offering.

                              We may also redeem the notes on or prior to February 1, 2007, in whole but not in part, upon the occurrence of a change in control, at a redemption price equal to 100% of the principal amount thereof, plus accrued but unpaid interest, plus a premium equal to the greater of (x) 1% or
                              (y) the present value of the redemption price at February 1, 2007 and interest through February 1, 2007 minus the principal amount of such note.

                              For more information, see "Description of the notes
                              -- Optional redemption -- Redemption upon a
                              Change of Control."

Change of Control...........  Upon certain change of control events, each holder of notes may require us to repurchase all or a portion of their notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any. Our ability to repurchase the notes upon a change of control event will be limited by the terms of our debt agreements, including our senior credit facilities. We cannot assure you that we will have the financial resources to repurchase the notes. See "Description of the notes -- Change of control."

Certain Covenants...........  The indenture governing the notes will contain covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:

                              .incur additional indebtedness;

                              .pay dividends on, redeem or repurchase our
                               capital stock;

                              .make investments;

                              .engage in transactions with affiliates;

                              .create certain liens; and

                              .consolidate, merge or transfer all or
                               substantially all our assets and the assets of our subsidiaries on a consolidated basis.

                              These covenants are subject to important exceptions and qualifications, which are described in the "Description of the notes -- Certain covenants" section in this prospectus.

Absence of a Public Market
 for the Notes..............
                              The notes will generally be freely transferable (subject to certain restrictions discussed in "Exchange offer; registration rights") but will be a new issue of securities for which there will not initially be a market. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes or, if issued, the exchange notes. The initial purchasers of the old notes have advised us that they currently intend to make a market for the notes as permitted by applicable laws and regulations. However, they are not obligated to do so and may discontinue any such market making activities at any time without notice. We expect that the notes will be eligible for trading in the PORTAL market.

                              We will not receive any cash proceeds from the exchange offer.

Use of Proceeds.............  See "Risk factors" beginning on page 9 for a
Risk Factors................  discussion of factors you should carefully consider before tendering your old notes in the exchange offer.

--------------------------------------------------------------------------------

Risk factors

Our business, operations and financial condition are subject to various risks. Some of these risks are described below, and you should take these risks into account before tendering your old notes in the exchange offer. This section does not describe all risks applicable to the exchange offer, our industry or our business, and it is intended only as a summary of certain material factors.

Risks related to the exchange offer

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register any sale of the old notes under the Securities Act. For further information regarding the consequences of not tendering your old notes in the exchange offer, see the discussions below under the captions "The exchange offer -- Consequences of exchanging or failing to exchange old notes" and "United States federal tax considerations."

We believe that the new notes issued in exchange for the old notes pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the new notes under the Securities Act or delivering a prospectus so long as you (1) acquire the new notes in the ordinary course of your business, (2) unless you are a broker dealer, you do not have any arrangement or understanding with any person to participate in the distribution of the new notes, and (3) are not one of our "affiliates," which is defined in Rule 405 of the Securities Act. Our belief is based on interpretations by the SEC's staff in no-action letters issued to third parties. Please note that the SEC has not considered our exchange offer in the context of a no-action letter, and the SEC's staff may not make a similar determination with respect to our exchange offer.

Unless you are a broker-dealer, you must acknowledge that you are not engaged in, and do not intend to engage in, a distribution of the new notes and that you have no arrangement or understanding to participate in a distribution of the new notes. If you are one of our affiliates, or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of new notes acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the SEC's staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If you are a broker-dealer and receive new notes for your own account pursuant to the exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. If you are a broker-dealer, you may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of new notes received in exchange for old notes acquired by you as a result of market-making or other trading activities. For a period of 180 days after the expiration or termination of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale. See "Plan of distribution."

In addition, you may offer or sell the new notes in certain jurisdictions only if they have been registered or qualified for sale there, or any exemption from registration or qualification is available and is complied with. Subject to the limitations specified in the registration rights agreements relating to the

--------------------------------------------------------------------------------

Risk factors

--------------------------------------------------------------------------------

old notes, we will register or qualify the new notes for offer or sale under the securities laws of any jurisdictions that you reasonably request in writing. Unless you request that the sale of the new notes be registered or qualified in a jurisdiction, we currently do not intend to register or qualify the sale of the new notes in any jurisdiction.

You may find it difficult to sell your notes.

There is no established trading market for the new notes or the old notes. We do not intend to apply for listing of the new notes on any national securities exchange or for quotation through The Nasdaq National Market. The liquidity of any market for the new notes will depend upon the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors relating to us. A liquid trading market may not develop for the new notes. In addition, to the extent old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected.

You must comply with the exchange offer procedures in order to receive new, freely tradable notes.

Subject to the conditions set forth under "The exchange offer -- Conditions to the exchange offer," delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

..certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent's account at The Depository Trust Company, New York, New York as depository, in accordance with The Depository Trust Company's Automated Tender Offer Program, including an agent's message (as defined below) if the tendering holder does not deliver a letter of transmittal,

..a completed signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal, and

..any other documents required by the letter of transmittal.

Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The exchange offer -- Procedures for tendering old notes" and "The exchange offer -- Consequences of exchanging or failing to exchange old notes."

Some holders who exchange their notes may be deemed to be underwriters.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks related to our business

Declining reimbursement for pharmaceutical products used by oncologists could adversely affect us.

We cannot assure you that payments under state or federal government programs will remain at levels comparable to present levels or will be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to these programs. We also cannot assure you that the services that we provide and the facilities that we operate meet or will continue to meet the requirements for participation in these programs.

There is a continued risk of declining reimbursement for pharmaceuticals used by oncologists as a result of changes in reimbursement methodology. Currently, Medicare and most Medicaid programs reimburse providers for oncology drugs based on the Average Wholesale Price (AWP) of the drugs.

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AWP is determined by third-party information services using data furnished by pharmaceutical companies. During 2000, the U.S. Department of Health and Human Services announced its intention to change the basis of AWP, which would have resulted in substantially lowered reimbursement from federal government programs for chemotherapy agents and other pharmaceutical agents used by oncologists, without any adjustment in reimbursement for services and other costs related to chemotherapy. This would have resulted in oncologists incurring losses for the administration of many chemotherapy treatments. Although the federal government later stated that reimbursement levels for pharmaceuticals used to treat cancer would not be reduced at that time, the agency responsible for the Medicare program announced its belief that there is still a need to modify its reimbursement scheme for pharmaceuticals. As a result of congressional action, the General Accounting Office and Centers for Medicaid and Medicare Services (CMS) conducted a comprehensive study to develop a more accurate reimbursement methodology for outpatient cancer therapy services. The study was completed and published in September of 2001, and the agencies and Congress continue to discuss appropriate changes in reimbursement in response to the study. It is not possible to assess the likely outcome of any change in reimbursement for oncology services, particularly reimbursement of pharmaceuticals, whether through federal agency initiatives or through the calculation of AWP from information supplied by pharmaceutical companies. It is possible that changes in reimbursement that are ultimately adopted or implemented could have a material adverse effect on our operations and financial condition, either directly in the case of our affiliated practices, particularly those on the revenue model, or indirectly in the case of service line customers as a result of decreased financial performance of such customers.

If our affiliated practices terminate their agreements with us, we could be seriously harmed.

Our practices may attempt to terminate their agreements with us. If any of our larger practices were to succeed in such a termination, other than in connection with a transition to the service line structure, we could be seriously harmed. From time to time, we have disputes with physicians and practices which could result in harmful changes to our relationship with them or a termination of a service agreement if adversely determined. We are also aware that some practices affiliated with other health care companies, although they do not have a contractual right to do so, have attempted to end or restructure their affiliations by arguing that their affiliations violate some aspect of health care law. For example, some physicians have claimed that the fee arrangements violate federal or state prohibitions on splitting fees with physicians. If some of our network physicians or affiliated practices were able to successfully make such arguments and terminate their affiliation with us, there could be a materially adverse effect on us.

If a significant number of physicians leave our affiliated practices, we could be seriously harmed.

Our affiliated practices usually enter into employment or non-competition agreements with their physicians that provide some assurance to both the practice and to us with respect to continuing revenues. We and our affiliated practices try to maintain such contracts. However, if a significant number of physicians terminate their relationships with our affiliated practices, we could be seriously harmed.

Our affiliated practices may be unable to enforce non-competition provisions with departed physicians.

Most of the employment agreements between the practices and their physicians include a clause that prevents the physician from competing with the practice for a period after termination of employment. We cannot predict whether a court will enforce the non-competition covenants in the agreements. If practices are unable to enforce the non-competition provisions of their employment agreements, we could be seriously harmed.


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Our repositioning is placing significant stress on our network and on our relationships with physicians.

Our repositioning is placing significant stress on our network and on our relationships with physicians. Conversions to the service line structure and the net income model require that the physicians devote significant time and resources to learning about and assessing the value of our new models. In addition, physicians may be anxious about taking part in a new and untested business model for us. To the extent we are not successful in developing new relationships and maintaining our current relationships with physicians because of these additional pressures, our business and results of operations could be harmed.

We may encounter difficulties in managing our network of affiliated practices.

We do not control the practice of medicine by the physicians or their compliance with regulatory and other requirements directly applicable to practices. At the same time, an affiliated practice may have difficulty in effectively influencing the practices of its individual physicians. In addition, we have only limited control over the business decisions of the practices even under the PPM model. As a result, it is difficult to implement standardized practices across the network, and this could have an adverse effect on cost controls, regulatory compliance, our profitability and the strength of our network.

Continued review of pharmaceutical companies and their pricing and marketing practices could result in lowered reimbursement for pharmaceuticals.

Continued review of pharmaceutical companies by government payors could result in lowered reimbursement for pharmaceuticals, which could harm us. As indicated above, the federal government is reconsidering the manner in which health care providers, including oncologists, are reimbursed for the pharmaceutical agents they use to treat patients. In addition, we are aware of various investigations and lawsuits filed against manufacturers of oncology drugs. These investigations relate to the manner in which those companies report data used in determining AWP and to marketing and other practices. As a result of these investigations, a number of pharmaceutical manufacturers have entered into or are discussing settlements with the government that could result in lower reimbursement. Furthermore, possibly in response to such scrutiny, some pharmaceutical manufacturers could alter AWP and pricing to reduce the margin between reported AWP and the sales price of some oncology drugs. Any such change could have an adverse effect on oncologists, which in turn could adversely affect us. Finally, as a group purchasing organization that is a significant purchaser of pharmaceutical agents paid for by government programs, we and our network of affiliated practices could become involved in these investigations or lawsuits, or may become a target of such pharmaceutical-related scrutiny. Any of these events could have a material adverse effect on us.

Our service fee arrangements with many of our affiliated practices subject us to disproportionate economic risk.

Currently, each service agreement provides for payment to us of a service fee plus reimbursement of all practice costs, and the economic arrangements in our service agreements with affiliated practices fall into two principal categories. Some of our agreements, known as the "earnings model" agreements, provide that the service fee is a percentage of the practice's earnings before income taxes. In others, known as "net revenue model" agreements, the fee consists of a fixed fee, a percentage fee (in most states) of the practice's net revenues and, if certain performance criteria are met, a performance fee. Where the service agreement follows the net revenue model, the practice retains a fixed portion of net revenue before any service fee (other than practice operating costs) is paid to us. Under these net revenue agreements, therefore, we disproportionately bear the economic impact of increasing or declining margins. Our costs of operations have increased, primarily due to an increase in expensive, single-source drugs and compensation and benefits, which has resulted in a disproportionate decline in our operating margin, even as practice profitability continues to grow. We are seeking to convert

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practices to the earnings model or the service line structure, which eliminates this disproportionate economic risk. If we are not successful, then continuing to provide services under the net revenue model agreements could have a material adverse effect on us.

Increased governmental regulation could adversely affect our operating results or financial condition.

The health care industry is highly regulated and there can be no assurance that the regulatory environment in which we operate will not change significantly and adversely in the future. State and federal governments have increasingly undertaken efforts to control growing health care costs through legislation, regulation and voluntary agreements with medical care providers and pharmaceutical companies. If future government cost containment efforts limit the profits that can be derived on new drugs, then profit margins on pharmaceutical products could decrease and clinical research spending on pharmaceutical products may also decrease, which could decrease the business opportunities available to us and affect our results of operations and financial condition.

Our pharmaceutical segment is subject to the operating and security standards of the Food and Drug Administration (the "FDA"), the United States Drug Enforcement Administration, various state boards of pharmacy and comparable agencies. Such standards affect the prescribing of pharmaceuticals (including certain controlled substances), operating of pharmacies (including nuclear pharmacies), and packaging of pharmaceuticals. Complying with those standards, especially as they change from time to time, could be extremely costly for us and could limit the manner in which we implement this segment.

The laws of many states prohibit unlicensed, non-physician-owned entities or corporations (such as US Oncology) from performing medical services, or in certain instances, prohibit physicians from splitting fees with non-physicians, including US Oncology. We do not believe that we engage in the unlicensed practice of medicine or the delivery of medical services in any state, and are not licensed to practice medicine in states which permit such licensure. In many jurisdictions, however, the laws restricting the corporate practice of medicine and fee-splitting have been subject to limited judicial and regulatory interpretation and, therefore, there is no assurance that upon review some of our activities would not be found to be in violation of such laws. If such a claim were successfully asserted against us, we could be subject to civil and criminal penalties, the imposition of which could have a material adverse effect on our operations, cash flows and financial condition.

In general, regulation and scrutiny of health care providers and related companies are increasing. In addition, we may be adversely affected by aspects of some other health care proposals, including cutbacks in Medicare and Medicaid programs, containment of health care costs on an interim basis by means that could include a freeze on rates paid to health care providers, greater flexibility to the states in the administration of Medicaid, and developments in federal and state health information requirements, including the standardization of electronic transmission of some administrative and financial information.

The current regulatory environment in the health care industry continues to negatively impact us.

Because of the complexity and uncertainty of the regulations that govern companies and individuals in the health care sector, we expend significant resources in our comprehensive compliance program. In addition, the government is empowered to investigate all business activities of health care companies, including lawful ones, and exerts considerable leverage in such investigations as a result of the significant penalties that may apply in the event of any violation of health care law. Furthermore, government programs often are administered and enforced by multiple agencies and entities that may themselves have differing interpretations of health care regulations, and enforcement authorities have taken the position that complying with specific instructions of such entities may not, by itself, be determinative of the lawfulness of any actions. Because of these factors and the high cost of defending

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or addressing any investigation or allegation regarding health care law violations, we must from time to time forego business opportunities that we believe to be lawful, if there is a possibility that such activities could be perceived or later interpreted as inappropriate or unlawful or could invite government investigation.

Loss of revenues or a decrease in income of our affiliated practices could adversely affect our results of operations.

Our revenue currently depends on revenue generated by affiliated practices. Loss of revenue by the practices could seriously harm us. It is possible that our affiliated practices will not be able to maintain successful medical practices. In addition, under our current service agreements and under the outpatient cancer center operations service line, the fees payable to us depend upon the profitability of the practices. Even under those service agreements where the service fee is based on the revenues of the practices, and not on their earnings, a priority of payments provision mandates that we will be paid last. Any failure by the practices to contain costs effectively will adversely impact our results of operations in those areas. Because we do not control the manner in which our practices conduct their medical practice (including drug utilization), our ability to control costs related to the provision of medical care is limited. Furthermore, the affiliated practices face competition from several sources, including solo practitioners, single- and multi-specialty practices, hospitals and managed care organizations. Although we are offering our affiliated practices the option of converting to the service line structure, which would eliminate our direct risk related to practice profitability with respect to medical oncology, we have limited ability to discontinue or alter our service arrangements with practices, even where continuing to manage such practices under existing arrangements is economically detrimental to us.

Our business could be adversely affected if relations with any of our significant pharmaceutical suppliers are terminated or modified.

Our ability to purchase pharmaceuticals, or to expand the scope of pharmaceuticals purchased, from a particular supplier is largely dependent upon such supplier's assessment of the value of our network. To the extent that our transition to the service line structure causes pharmaceutical suppliers to perceive our network as less valuable, our relationships with such suppliers could be harmed. Our inability to purchase pharmaceuticals from any of our significant suppliers could have a material adverse effect on our business, results of operations and financial condition because many suppliers own exclusive patent rights and are the sole manufacturers of certain pharmaceuticals. If we were unable to purchase patented products from any such supplier on favorable terms or at all, we could be required to purchase such products from other distributors on less favorable terms, and our profit margin on such products could be eliminated.

Our development of new cancer centers could be delayed or result in serious liabilities, and the centers may not be profitable.

The development of integrated cancer centers is subject to a number of risks, including obtaining regulatory approval, delays that often accompany construction of facilities and environmental liabilities that arise from operating cancer centers. Any failure or delay in successfully building and operating integrated cancer centers or in avoiding liabilities from operations could seriously harm us. In addition, new cancer centers may incur significant operating losses during their initial operations, which could materially adversely affect our operating results, cash flows and financial condition.

We rely on the ability of our affiliated practices to grow and expand.

We rely on the ability of our affiliated practices to grow and expand. Our affiliated practices may encounter difficulties attracting additional physicians and expanding their operations. The failure of practices to expand their patient base and increase revenues could harm us.

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We operate in a highly competitive industry.

We may have existing competitors, as well as a number of potential new competitors, that have greater name recognition and significantly greater financial, technical and marketing resources than we do. This may permit our competitors to devote greater resources than we can to the development and promotion of their services. These competitors may also undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees. In addition, implementation of our service line structure will bring us into competition with numerous additional competitors, including specialty pharmacy companies, medical facilities operators and a variety of clinical research entities.

We also expect our competitors to develop strategic relationships with providers, pharmaceutical companies and payors, which could result in increased competition. The introduction of new and enhanced services, acquisitions, industry consolidation and the development of strategic relationships by our competitors could cause price competition, a decline in sales or a loss of market acceptance of our services, or make our services less attractive. In addition, in developing cancer centers, we compete with a number of tax-exempt non-profit organizations that can finance acquisitions and capital expenditures on a tax-exempt basis or receive charitable contributions unavailable to us.

With respect to research activities, the contract research organization industry is fragmented, with several hundred small limited-service providers and several large full-service contract research organizations with global operations. We compete against large contract research organizations that may have access to more financial resources than we do.

We expect that industry forces will have an impact on us and our competitors. In recent years, the health care industry has undergone significant changes driven by various efforts to reduce costs, including national health care reform, trends toward managed care, limits in Medicare coverage and reimbursement levels, consolidation of health care services companies and collective purchasing arrangements by office-based health care practitioners. The changes in our industry have caused greater competition among us and similar businesses. Our inability to predict accurately, or react competitively to, changes in the health care industry could adversely affect our operating results. We cannot assure you that we will be able to compete successfully against current or future competitors or that competitive pressures will not have a material adverse effect on our business, financial condition and results of operations.

Our success depends on our ability to attract and retain highly qualified technical staff and other key personnel, and we may not be able to hire enough qualified personnel to meet our hiring needs.

Our ability to offer and maintain high quality service is dependent upon our ability to attract and maintain arrangements with qualified professional and technical staff, and with executives on our management team. There is a high level of competition for such skilled personnel among other health care providers, research and academic institutions, government entities and other organizations. We cannot assure you that our contractual arrangements with such staff can be maintained on terms advantageous to us. In addition, if one or more members of our management team become unable or unwilling to continue in their present positions, we could also be harmed.

Our failure to remain technologically competitive could adversely affect our business.

Rapid technological advancements have been made in the radiation oncology and diagnostic imaging industry. Although we believe that our equipment and software can generally be upgraded as necessary, the development of new technologies or refinements of existing technologies might make existing equipment technologically obsolete. If such obsolescence were to occur, then we may be compelled to incur significant costs to replace or modify the equipment, which could have a material adverse effect

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on our financial condition, results of operations and cash flow. In addition, some of our cancer centers compete against local centers which may contain more advanced imaging or radiation therapy equipment or provide additional technologies. Our performance is dependent upon physician and patient confidence in the superiority of our technology and equipment over those of our competitors.

Advances in other cancer treatment methods, such as chemotherapy, surgery and immunotherapy, or in cancer prevention techniques, could reduce demand or eliminate the need for the radiation therapy services provided at the cancer centers we operate. The development and commercialization of new radiation therapy technologies could have a material adverse effect on our business, operating results and financial condition.

We may be unable to satisfy our additional financial needs.

Continuing to expand our lines of business in accordance with our business growth plan and expected capital needs will require substantial capital resources. Operation of the cancer centers will require recurring capital expenditures for renovation, expansion and the purchase of costly medical equipment and technology. It is likely that our capital needs in the next several years will exceed the capital generated from our operations. Thus, we may wish to incur additional debt or issue additional debt or equity securities from time to time. Capital available for health care companies, whether raised through the issuance of debt or equity securities, has recently been quite limited and may continue to be difficult to obtain. Consequently, we may be unable to obtain sufficient financing on terms satisfactory to us or at all. If additional funds are raised through the incurrence of debt, then we may become subject to restrictions on our operations and finances.

Our working capital could be impacted by delays in reimbursement for services.

The health care industry is characterized by delays that typically range from three to six months between when services are provided and when the reimbursement or payment for these services is received. Under our existing service agreements and the new cancer center operations service line, our working capital is dependent on such collections. This makes working capital management, including prompt and diligent billing and collection, an important factor in our results of operations and liquidity in those areas. We cannot assure you that trends in the industry will not further extend the collection period and negatively impact our working capital.

We may be unsuccessful at negotiating contracts with third-party payors on behalf of our practices, which could result in lower operating margins.

We are responsible for negotiating payor contracts on behalf of our network physicians under the PPM model and will also be responsible for such contracting activities for radiation oncologists and diagnostic radiologists under the cancer center operations service line. Commercial payors, such as managed care organizations and traditional indemnity insurers, are increasingly requesting fee structures and other arrangements that require health care providers to assume all or a portion of the financial risk of providing care. The lowering of reimbursement rates, increasing review of bills for services and negotiating for reduced contract rates could have a material adverse effect on our results of operations and liquidity with respect to our existing service agreements and cancer center operations under the service line structure.

Loss of revenue by our affiliated practices caused by the cost containment efforts of third-party payors could harm us.

Physician practices typically bill third-party payors for the health care services provided to their patients. Third-party payors such as private insurance plans and commercial managed care plans negotiate the prices charged for medical services and supplies in order to lower the cost of the health

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care services and products they pay for, thus increasing their own profits.
Third-party payors also try to influence legislation to lower costs. Third-party payors can also deny reimbursement for medical services and supplies by stating that they believe a treatment was not appropriate, and these reimbursement denials are difficult to appeal or reverse. Our affiliated practices also derive a significant portion of their revenues from governmental programs. Reimbursement by governmental programs generally is not subject to negotiation and is established by governmental regulation. In addition, Medicare reimbursement rates for services our network physicians provide (other than for chemotherapy agents or lab services) declined effective April 1, 2002 as a result of the application of a statutory formula designed to link growth in government health care spending to growth in the economy generally. There is a risk that other payors could reduce rates of reimbursement to match this decline. Our management fees under the PPM model, as well as our operating fees for cancer center operations under the service line structure, are dependent on the financial performance of the practices and would be adversely affected by a reduction in reimbursement. In addition, to the extent oncologists, as our customers, are impacted adversely by reduced reimbursement levels, our business could be harmed generally.

We face the risk of qui tam litigation relating to regulations governing billing for medical services.

We are currently aware of various qui tam lawsuits in which we and/or our subsidiaries or affiliated practices are named as defendants. Because qui tam lawsuits are filed under seal, we could be named in other such suits of which we are not aware. In addition, as the federal government intensifies its focus on billing, reimbursement and other health care regulatory areas, private individuals are also bringing more qui tam lawsuits because of the potential financial rewards for such individuals. For the past several years, the number of qui tam suits filed against health care companies and the aggregate amount of recoveries under such suits have increased significantly. This trend increases the risk that we may become subject to additional qui tam lawsuits.

Although we believe that our operations comply with law and intend to vigorously defend ourselves against allegations of wrongdoing, the costs of addressing such suits, as well as the amount of any recovery in the event of a finding of wrongdoing on our part, could be significant. The existence of qui tam litigation involving us may also strain our relationships with pharmaceutical suppliers or our network physicians, particularly those physicians or practices named in such suits. Furthermore, our involvement in those qui tam lawsuits, and the uncertainty such suits create, may adversely affect our ability to raise capital.

Our services could give rise to liability from clinical trial participants and the parties with whom we contract.

In connection with clinical research programs, we provide several services that are involved in bringing new drugs to market, which is time consuming and expensive. Such clinical research involves the testing of new drugs on human volunteers. The provision of medical services entails an inherent risk of professional malpractice and other similar claims. If we do not perform our services to contractual or regulatory standards, the clinical trial process and the participants in such trials could be adversely affected. Clinical research involves the inherent risk of liability for personal injury or death to patients resulting from, among other things, unforeseen adverse side effects or improper administration of the new drugs by physicians. In certain cases, these patients are already seriously ill and are at risk of further illness or death. These events would create a risk of liability to us from either the pharmaceutical companies with which we contract or the study participants.

We also contract with physicians to serve as investigators in conducting clinical trials. Third parties could possibly claim that we should be held liable for losses arising from any professional malpractice of the investigators with whom we contract or in the event of personal injury to or death of persons for the medical care rendered by third-party investigators, and we would vigorously defend any such claims. Nonetheless it is possible that we could be held liable for such types of losses.

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We could be subject to malpractice claims and other harmful lawsuits not fully covered by insurance.

We could also be implicated in claims related to medical services provided by our network physicians. We cannot assure you that claims, suits or complaints relating to services delivered by a network physician will not be assessed against us in the future. In addition, because network physicians prescribe and dispense pharmaceuticals and we will maintain pharmacy operations, we and our network physicians could be subject to product liability claims.

Although we maintain insurance believed to be adequate both as to risks and amounts, there can be no assurance that any claim asserted against us for professional or other liability will be covered by, or will not exceed the coverage limits of, such insurance. The availability and cost of professional liability insurance varies widely from state to state and is affected by various factors, many of which are beyond our control. There can be no assurance that we will be able to maintain insurance in the future at a cost that is acceptable to us, or at all. Therefore, successful malpractice, regulatory or product liability claims asserted against us that are not fully covered by insurance could have a material adverse effect on our operating results. During February 2002, PHICO Insurance Company, which had been our and our affiliated practices' primary malpractice insurer, was placed in liquidation. Although state guaranty associations provide some coverage for insured claims in the event of insurer insolvency, if we or our affiliated practices are unable to receive sufficient coverage as a result of the insolvency, we could be harmed.

Proposed and final confidentiality laws and regulations may create a risk of liability, increase the cost of our business or limit our service offerings.

The confidentiality of patient-specific information and the circumstances under which such records may be released for inclusion in our databases or used in other aspects of our business are subject to substantial governmental regulation. Legislation governing the possession, use and dissemination of medical information and other personal health information has been proposed or adopted at both the federal and state levels. Such regulations may require us to implement new security measures, which may require substantial expenditures or limit our ability to offer some of our products or services, thereby negatively impacting the business opportunities available to us. A risk of civil or criminal liability exists if we are found to be responsible for any violation of applicable laws, regulations or duties relating to the use, privacy or security of health information.

On December 28, 2000, the Secretary of the Department of Health and Human Services issued the final rule on Standards for Privacy of Individually Identifiable Health Information to implement the privacy requirements for the Health Insurance Portability and Accountability Act of 1996. These regulations generally impose standards for covered entities transmitting or maintaining protected data in an electronic, paper or oral form with respect to the rights of individuals who are the subject of protected health information. They also establish limitations on and procedures for the exercise of those individuals' rights and the uses and disclosures of protected health information. Such regulations could inhibit third-party processors in using, transmitting or disclosing health data (even if the data has been de-identified) for purposes other than facilitating payment or performing other clearinghouse functions, which would restrict our ability to obtain and use data in our services. In addition, these regulations could require us to establish uniform specifications for obtaining de-identified data so that de-identified data obtained from different sources could be aggregated. While the impact of developments in legislation, regulations or the demands of third-party processors is difficult to predict, each could materially adversely affect our business.

Risks related to the strategic repositioning

If we cannot effectively market and implement the service line structure, it would materially and adversely affect our business and results of operations.

Because the service line structure is an untested business model, we cannot assure you that it will attain broad market acceptance or that we will be able to effectively market it to, and implement it for, new

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practices outside of our existing network on terms acceptable to us or at all.
We will incur significant costs to attract and negotiate such arrangements and to develop our infrastructure in advance of revenues being produced by such arrangements. Delays or failures to effectively market the service lines to new practices and implement service line operations with them could harm us. In addition, non-competition covenants in our existing service agreements with practices may limit our ability to offer the service line structure to other practices within markets that we already serve.

Under the service line structure, we anticipate a decline in operating cash flow, which could harm us.

If practices currently managed by us terminate their existing service agreements with us and we instead provide services to them under the service line structure, we expect to generate less operating cash flow than we currently do with respect to most such practices. Such reduction in cash flow could materially adversely affect us and our results of operations.

Each conversion of an affiliated practice to the service line structure could represent a significant reduction in our cash flow. In addition, conversions to the earnings model may adversely impact cash flow. We cannot be sure how many practices will convert and the timing of such conversions. Although we have some control over the timing, we cannot assure you when these conversions will occur. As a result, during the transition, our cash flow may be subject to unpredictable fluctuations.

The nature of our receivables will change with respect to the oncology pharmaceutical management service line.

Currently, our accounts receivable consist principally of payments that we bill and collect from third party payors on behalf of our affiliated practices. Under the pharmaceutical management service line, we will instead bill and collect payments from the practices. We have no experience in billing and collecting from affiliated practices. The practices will have responsibility for billing and collecting from third party payors with respect to the drugs. If we are not successful in billing and collecting from affiliated practices or if such practices are not successful in managing their billing and collections from third-party payors, we may have decreased cash flow from pharmaceutical sales.

Under the service line structure, our agreements with affiliated practices will have shorter terms than our existing agreements, and we will have less input with respect to the business operations of the practices.

Currently, we provide management services to practices under long-term agreements that generally have 40-year terms and that are not terminable except under specified circumstances. These agreements allow us to be the exclusive provider of management services, including each of the services contemplated under the service line structure, to each of the practices. In addition, under those agreements, the practices are required to bind their physicians to specified employment terms and restrictive covenants. Under the service line structure, our agreements with affiliated practices will have shorter terms, between five to fifteen years, and may be terminable in the event of certain performance deficiencies based on market standards. A number of the other input mechanisms that we currently have with respect to affiliated practices will also be eliminated. This loss of input may increase the extent to which affiliated practices may change their internal composition to our detriment and may result in arrangements that are easier for individual physicians and practices to exit, exposing us to increased competition from other firms, especially in the pharmacy management sector. Departure of a significant number of physicians or practices from participation in our service line structure could harm us.

If we are not successful in transitioning our existing affiliated practices that wish to move to the new service line structure, our business and results of operations could be harmed.

As part of the implementation of the service line structure, we intend to offer to our existing affiliated practices the ability to terminate their existing service agreements, purchase their medical oncology operating assets from us, and adopt the service line structure. While we believe that the service line

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                                                                              19

Risk factors

--------------------------------------------------------------------------------

structure will be attractive to our existing network and that the transition will be desirable, we do not have the unilateral right to cause the termination of existing service agreements and the related transition to our service line structure. We intend to continue to manage practices that do not wish to adopt the service line structure, which will prevent us from realizing certain of the operating efficiencies that could be gained from a complete transition to the service line structure. Transitioning those affiliated practices that wish to adopt the service line structure also entails significant implementation and execution risk, including returning to the affiliated practices certain operating functions such as information technology, employee benefits, insurance and other local management functions. A failure to successfully implement this transition may create significant management distractions and otherwise limit the success of the service line structure. For these reasons, failure to successfully transition currently affiliated practices that wish to move to the service line structure could harm us.

In order to adopt the service line structure, our existing affiliated practices will require substantial capital resources. Although we are attempting to facilitate the financing by negotiating with a single source for all practices that wish to transition, there is no assurance that the practices will be successful in implementing new financing arrangements. Failure of the practices to obtain financing would adversely affect our ability to transition to the service line structure and could materially and adversely affect our business and results of operations.

Although we expect to complete the transition of affiliated practices that wish to adopt the structure within 18 months, the process of negotiating with those practices as to the termination of service agreements and the signing of new agreements could take longer than anticipated. In addition, we could face unanticipated difficulties in transitioning the practices, including system conversion problems, lawsuits and other logistical hurdles, and also be subject to duplicative costs during the transition process.

Under the service line structure, we will significantly increase our ownership and operation of licensed pharmacies, which will subject us to various new state and federal regulations.

Our pharmaceutical segment is subject to the laws and regulations of the Food and Drug Administration (the "FDA"), the United States Drug Enforcement Administration, various state boards of pharmacy and comparable agencies. Such laws, regulations and regulatory interpretations affect the prescribing of pharmaceuticals, purchasing, storing and dispensing of controlled substances, operating of pharmacies (including nuclear pharmacies), and packaging of pharmaceuticals. Violations of any of these laws and regulations could result in various penalties, including suspension or revocation of our licenses or registrations or monetary fees. As a health care provider, we will, under the service line structure, subject our affiliated physicians to the federal "Stark Self-Referral Laws," which prohibit a referral to an entity in which the physician or the physician's family member has an ownership interest or compensation relationship if the referral is for any of a list of "designated health services." Further, while the PPM model currently subjects us to scrutiny under the federal Medicare and Medicaid anti-kickback law, that provides criminal penalties for individuals or entities participating in the Medicare or Medicaid programs that knowingly and willfully offer, pay, solicit or receive remuneration in order to induce referrals for items or services reimbursed under such programs, the law will apply to the service line structure in additional ways as a result of our becoming a pharmacy provider. Complying with those standards, especially as they change from time to time, could be extremely costly for us and could limit the manner in which we implement the service line structure. In addition, we cannot assure you that we will be successful in obtaining all necessary pharmaceutical licenses in a timely manner or at all.

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20

Risk factors

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Risks related to the new notes

We now have increased outstanding indebtedness following the offering of the old notes.

As of December 31, 2001, we had approximately $172.9 million of outstanding indebtedness (including the current portion of long-term debt and excluding obligations to trade creditors). Outstanding indebtedness was approximately 20% of our total capitalization. See "Capitalization." The degree to which we are leveraged could have important consequences to you, including:

..a substantial portion of our cash flow from operations will be required to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

..our ability to obtain additional financing in the future may be impaired;

..we may be more highly leveraged than our competitors, which may place us at a competitive disadvantage;

..our flexibility in planning for, or reacting to, changes in our business and industry may be limited; and

..our degree of leverage may make us more vulnerable in the event of a downturn in our business or in our industry or the economy in general.

In addition, the indenture and our new revolving credit facility will impose significant operating and financial restrictions on us. These restrictions may limit our ability to generate cash in the future.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under credit facilities in an amount sufficient to enable us to pay our debt, including the new notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the new notes, on or before maturity, and such refinancing may be prohibited or costly under the terms of the new notes. We cannot assure you that we would be able to refinance any of our debt, including any credit facilities and the new notes, on commercially reasonable terms or at all.

The new notes and the guarantees are subordinated obligations.

The new notes are subordinate in right of payment to all of our current and future senior indebtedness. Senior indebtedness includes indebtedness under our bank credit facilities and all of our other indebtedness that is not expressly made subordinate to, or equal in right of payment to, the new notes. The guarantees will be subordinated to all of the guarantors' existing and future senior debt. Subject to certain limitations in the indenture, we may incur additional indebtedness in the future, including senior indebtedness. By reason of the subordination of the new notes, in the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of our business or upon default in payment with respect to any of our senior indebtedness, or an event of default with respect to such indebtedness resulting in the acceleration thereof, our assets will be available to pay the amounts due on the new notes only after all of our senior indebtedness has been paid in full. In these cases, we and the guarantors may not have sufficient funds to pay all of our creditors, and holders of the new notes may receive less, ratably, than the holders of senior debt. See "Description of the notes -- Subordination of notes." Furthermore, under certain circumstances, no cash payments with respect to the new notes may be made for a period of up to 180 days (during each period of 360 days) if a non-payment default exists with respect to designated senior debt. At December 31, 2001, after giving effect to the offering of the old notes and the application of the net proceeds for such offering and borrowings under our new revolving credit facility as described under "Description of other indebtedness--Revolving credit facility," we and our guarantor subsidiaries had $5.4 million of senior debt outstanding on a consolidated basis.

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                                                                              21

Risk factors

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There is no public market for the new notes and their transferability is restricted.

The new notes have not been registered under the Securities Act or under any state securities law. There is no existing market for the new notes and there can be no assurance as to the liquidity of any market that may develop for the new notes, a holder's ability to sell the new notes or the price at which the holder may be able to sell the new notes. Further, the trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, our ability to complete the offer to exchange the old notes for the new notes and the market for similar securities. Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the new notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

We may not be able to satisfy our obligations to holders of the new notes upon a change of control.

Upon the occurrence of a "Change in Control," as defined in the indenture, you will have the right to require us to purchase the new notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest and liquidated damages, if any, to the date of purchase. Our failure to purchase, or give notice of purchase of, the new notes would be a default under the indenture, which would in turn be a default under the new notes.

The guarantees may be voided under specific legal circumstances.

The new notes will be guaranteed by all of our existing and certain of our future domestic subsidiaries. The guarantees may be subject to review under U.S. federal bankruptcy law and comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of our or one of a guarantor's unpaid creditors. Under these laws, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time any guarantor issued a guarantee of the new notes, the guarantor:

..incurred the guarantee of the new notes with the intent of hindering, delaying or defrauding current or future creditors;

..was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied; or

..received less than reasonably equivalent value or fair considerations for incurring the guarantee of the new notes, and such guarantor (a) was insolvent or was rendered insolvent by reason of issuing the guarantee, (b) was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes), then such a court could void the guarantee of such guarantor or subordinate the amounts owing under such guarantee to such guarantor's presently existing or future debt or take other actions detrimental to you.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at any time it incurred the debt or issued the guarantee, either:

..the sum of its debts (including contingent liabilities) was greater than its assets, at fair valuation; or

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22

Risk factors

--------------------------------------------------------------------------------


..the present fair saleable value of its assets was less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

If the guarantees of the new notes were challenged, we cannot be sure as to the standard that a court would use to determine whether any of our guarantors was solvent at the relevant time. If such a case were to occur, the guarantee could also be subject to the claim that, since the guarantee was incurred for the benefit of US Oncology, Inc. and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. If a guarantor were also found to be insolvent, a court could thus void the obligations under the guarantee, subordinate the guarantee to the applicable guarantor's other debt or take other action detrimental to the holders of the new notes. If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that guarantor and will only be a creditor of US Oncology, Inc. or any guarantor whose obligation was not set aside or found to be unenforceable.

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                                                                              23

--------------------------------------------------------------------------------

Use of proceeds

We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange outstanding old notes in like principal amount. We will cancel all old notes surrendered in exchange for new notes in the exchange offer.

Ratios of earnings to fixed charges

The following table sets forth our ratios of adjusted earnings and earnings to fixed charges for the periods shown:

                                                       Years ended December 31,
                                                      --------------------------
                                                      1997 1998 1999   2000 2001
                                                      ---- ---- ----   ---- ----
Adjusted Earnings/Fixed Charges(1)................... 4.0x 4.5x 3.5x   2.6x 2.8x
Earnings/Fixed Charges(2)............................ 0.7x 2.2x 1.3x (1.6)x 1.0x

(1) The ratio of adjusted earnings to fixed charges was calculated by dividing
    (i) earnings before income taxes, fixed charges and impairment, restructuring and other costs, bad debt expense and gain on investment in common stock by (ii) fixed charges which consist of interest expense incurred, including amortization of debt expense and discount, and one-third of rental expense, which approximates the interest portion of rental expense.
(2) The ratio of earnings to fixed charges was calculated by dividing (i) earnings by (ii) fixed charges which consist of interest expense incurred, including amortization of debt expense and discount, and one-third of rental expense, which approximates the interest portion of rental expense.

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24

--------------------------------------------------------------------------------


Capitalization

This table sets forth our consolidated capitalization at December 31, 2001:

..on an historical basis;

..on an as adjusted basis to reflect the sale of the old notes and the application of the net proceeds from the offering of the old notes to repay outstanding indebtedness.

                                                               Unaudited
                                                           December 31, 2001
                                                         ----------------------
                                                                   As Adjusted
                                                                     for the
(dollars in thousands)                                     Actual Note Offering
-------------------------------------------------------------------------------
Cash and equivalents.................................... $ 20,017   $ 75,715(1)
                                                         ========   ========

Current portion of long-term debt.......................   44,040     24,040
                                                         --------   --------
Long-term obligations, net of current portion:
  Long-term bank debt...................................        0          0
  8.42% Senior Secured Notes due 2006...................   80,000         --
  Subordinated notes payable to physicians..............   46,131     46,131
  Existing notes payable................................    2,695      2,695
  9 5/8% Senior Subordinated Notes......................       --    175,000
                                                         --------   --------
    Total long-term obligations.........................  128,826    223,826
Stockholders' equity:
    Total stockholders' equity..........................  676,768    676,768
                                                         --------   --------
      Total capitalization.............................. $849,634   $924,634
                                                         ========   ========

--------
(1) Reflects receipt of $55,698 of net cash proceeds. No amounts were outstanding under bank credit facilities at the closing of the old notes. Concurrently with the offering of the old notes, we terminated our existing bank facility and entered into a new revolving credit facility. See "Description of other indebtedness--Revolving credit facility."

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                                                                              25

--------------------------------------------------------------------------------

The exchange offer

Terms of the exchange offer; period for tendering old notes

On February 1, 2002, we issued an aggregate principal amount of $175 million of our 9 5/8% Senior Subordinated Notes due 2012, that were not registered under the Securities Act in an offering under Rule 144A and/or Regulation S of the Securities Act. The old notes were issued and the new notes will be issued, under an indenture relating to the notes, dated February 1, 2002, by and among us and JPMorgan Chase Bank, as trustee. We sold the old notes to UBS Warburg LLC, Deutsche Banc Alex. Brown Inc. and First Union Securities, Inc. as the initial purchasers, under a purchase agreement, dated February 1, 2002, by and between the initial purchasers and us. When we sold the old notes to the initial purchasers, we also signed a registration rights agreement in which we agreed to exchange all the issued and outstanding old notes for a like principal amount of our new notes. The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

Subject to the terms and conditions set forth in this prospectus and in the letter of transmittal, we are offering to exchange up to $175 million in aggregate principal amount of our registered 9 5/8% Senior Subordinated Notes due 2012, for an equal amount of our outstanding 9 5/8% Senior Subordinated Notes due 2012.

This prospectus and the enclosed letter of transmittal constitute an offer to exchange new notes for all of the issued and outstanding old notes. This exchange offer is being extended to all holders of the old notes. As of the date of this prospectus, $175 million aggregate principal amount of 9 5/8% Senior Subordinated Notes due 2012 are outstanding. This prospectus and the enclosed letter of transmittal are first being sent on or about April 29, 2002, to all holders of old notes known to us. Subject to the conditions listed below, we will accept for exchange all old notes which are properly tendered on or prior to the expiration of the exchange offer and not withdrawn as permitted below. The exchange offer will expire at 5:00 p.m., New York City time, on May 29, 2002. However, if we, in our sole discretion, extend the period of time during which the exchange offer is open, the exchange offer will expire at the latest time and date to which we extend the exchange offer. Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions listed below under the caption "--Conditions to the exchange offer."

We expressly reserve the right, at any time and from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any old notes. If we elect to extend the period of time during which the exchange offer is open, we will give you oral or written notice of the extension and delay, as described below. During any extension of the exchange offer, all old notes previously tendered and not withdrawn will remain subject to the exchange offer and may be accepted for exchange by us. We will return to the registered holder, at our expense, any old notes not accepted for exchange as promptly as practicable after the expiration or termination of the exchange offer. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange if any of the events described below under the caption " -- Conditions to the exchange offer" should occur. We will give you oral or written notice of any amendment, termination or non-acceptance as promptly as practicable.

Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to those old note holders who did not exchange their old notes for new notes. The terms of these additional exchange offers may differ from those applicable to this exchange offer. We may use this prospectus, as amended or supplemented from time to time, in connection with any additional exchange offers. These additional exchange offers will take place from time to time until all outstanding old notes have been exchanged for new

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26

The exchange offer

--------------------------------------------------------------------------------

notes, subject to the terms and conditions contained in the prospectus and letter of transmittal we will distribute in connection with the additional exchange offers.

Procedures for tendering old notes

Old notes tendered in the exchange offer must be in denominations of $1,000 principal amount and any integral multiple thereof.

When you tender your old notes, and we accept the old notes, this will constitute a binding agreement between you and us subject to the terms and conditions set forth in this prospectus and the enclosed letter of transmittal. Unless you comply with the procedures described below under the caption " -- Guaranteed delivery procedures," you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

..tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to JPMorgan Chase Bank, as exchange agent, at one of the addresses listed below under the caption " -- Exchange agent"; or

..tender your old notes by using the book-entry procedures described below under the caption " -- Book-entry transfer" and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to JPMorgan Chase Bank, as exchange agent, at one of the addresses listed below under the caption " -- Exchange agent."

In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, the exchange agent must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's Automated Tender Offer Program prior to the expiration of the exchange offer. The term "agent's message" means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming a part of the book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from you that you have received and have agreed to be bound by the letter of transmittal. If you use this procedure, we may enforce the letter of transmittal against you.

THE METHOD OF DELIVERY OF CERTIFICATES FOR OLD NOTES, LETTERS OF TRANSMITTAL, AGENT'S MESSAGES AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION. IF YOU DELIVER YOUR OLD NOTES BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. DO NOT SEND CERTIFICATES FOR OLD NOTES, LETTERS OF TRANSMITTAL OR AGENT'S MESSAGES TO US.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless you are either a registered old note holder and have not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or you are exchanging old notes for the account of an eligible guarantor institution. An eligible guarantor institution means:

..Banks (as defined in Section 3(a) of the Federal Deposit Insurance Act);

..Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"));

..Credit unions (as defined in Section 19B(1)(A) of the Federal Reserve Act);

..National securities exchanges, registered securities associations and clearing agencies (as these terms are defined in the Exchange Act); and

..Savings associations (as defined in Section 3(b) of the Federal Deposit
 Insurance Act).

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                                                                              27

The exchange offer

--------------------------------------------------------------------------------

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantor must be an eligible guarantor institution. If you plan to sign the letter of transmittal but you are not the registered holder of the old notes -- which term, for this purpose, includes any participant in The Depository Trust Company's system whose name appears on a security position listing as the owner of the old notes -- you must have the old notes signed by the registered holder of the old notes and that signature must be guaranteed by an eligible guarantor institution. You may also send a separate instrument of transfer or exchange signed by the registered holder and guaranteed by an eligible guarantor institution, but that instrument must be in a form satisfactory to us in our sole discretion. In addition, if a person or persons other than the registered holder or holders of old notes signs the letter of transmittal, certificates for the old notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders that appear on the certificates for old notes.

All questions as to the validity, form, eligibility -- including time of receipt -- and acceptance of old notes tendered for exchange will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of old notes improperly tendered or to not accept any old notes, the acceptance of which might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any old notes either before or after the expiration of the exchange offer -- including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration of the exchange offer -- including the terms and conditions of the letter of transmittal and the accompanying instructions -- will be final and binding. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as determined by us. Neither we, JPMorgan Chase Bank, as exchange agent, nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will we have any liability for failure to give this notification.

If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign the letter of transmittal or any certificates for old notes or bond powers, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

By tendering your old notes, you represent to us:

..that any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

..that at the time of the commencement of the exchange offer, you do not have any arrangement or understanding with any person to participate in a distribution of the new notes, as defined in the Securities Act, in violation of the Securities Act;

..that you are not our "affiliate" as defined in Rule 405 under the Securities
 Act, or if you are our affiliate, you will comply with the applicable registration and prospectus delivery requirements of the Securities Act;

..if you are not a participating broker-dealer, that you are not engaged in, and do not intend to engage in, a distribution of the new notes, as defined in the Securities Act; and

..if you are a participating broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you

--------------------------------------------------------------------------------

The exchange offer

--------------------------------------------------------------------------------

 receive. As used in this prospectus, a "participating broker-dealer" is a broker-dealer that receives new notes for its own account in exchange for old notes that it acquired as a result of market-making or other trading activities. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to resales of the new notes -- other than a resale of an unsold allotment from the original sale of the old notes -- by delivering this prospectus to prospective purchasers. For further information regarding participating broker-dealers and the prospectus delivery requirement, see "Plan of distribution."

Acceptance of old notes for exchange; delivery of new notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration of the exchange offer, all old notes properly tendered and will issue the new notes promptly after the acceptance of the old notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice of acceptance to JPMorgan Chase Bank, as exchange agent, with written confirmation of any oral notice to be given promptly after any oral notice.

For each outstanding note accepted for exchange in the exchange offer, the holder of the old note will receive a new note having a principal amount at maturity equal to that of the surrendered old note. Interest on the new note will accrue:

..from the later of the last date to which interest was paid on the old note surrendered in the exchange for the new note or if the old note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of the exchange and as to which interest will be paid, the date to which interest will be paid on such interest payment date; or

..if no interest has been paid on the old note, from and including February 1, 2002.

Payments of interest, if any, on old notes that were exchanged for new notes will be made on each February 1 and August 1 during which the new notes are outstanding to the person who, at the close of business on the record date next preceding the interest payment date, is the registered holder of the old notes if the record date occurs prior to the exchange, or is the registered holder of the new notes if the record date occurs on or after the date of the exchange, even if the old notes are cancelled after the record date and on or before the interest payment date.

In addition, if

..the registration statement of which this prospectus is a part is not declared effective on or prior to July 1, 2002 or the exchange offer is not completed on or prior to July 31, 2002,

..we are obligated to file a shelf registration statement and we fail to do so prior to the later of (i) June 1, 2002 and (ii) 60 days after the obligation arises, or

..if the shelf registration statement is not declared effected on or prior to the date specified above or is declared effective but ceases to be effective,

(each a "Registration Default") then we agree to pay each holder of transfer restricted securities affected thereby liquidated damages in an amount equal to 0.25% per annum of the principal amount of the old notes held by such holder for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum of 1.00% per annum thereafter, from and including the date on which any such Registration Default shall occur. We shall not be required to pay liquidated damages for more than one Registration Default at any given time. Following the earlier of the cure of all Registration

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Defaults or the date on which the notes otherwise become freely transferable by holders other than affiliates of the Company without further registration under the Securities Act, the accrual of liquidated damages will cease. For further information regarding liquidated damages and registration rights, see "Exchange offer; registration rights."

In all cases, the issuance of new notes in exchange for old notes will be made only after JPMorgan Chase Bank, as exchange agent, timely receives either certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation of transfer of the old notes into the exchange agent's account at The Depository Trust Company, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal. If for any reason we do not accept any tendered old notes or if old notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged old notes without expense to the registered holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company by using the book-entry procedures described below, the unaccepted or non-exchanged old notes will be credited to an account maintained with The Depository Trust Company. Any old notes to be returned to the holder will be returned as promptly as practicable after the expiration or termination of the exchange offer.

Book-entry transfer

The Notes will be represented by one or more global notes in definitive form (the "Global Notes"). The Global Notes will be deposited on the Issue Date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Note Holder"). DTC will maintain the Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

DTC has advised the Issuer as follows:

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including Euroclear and Clearstream (collectively, the "Participants" or the "Depositary's Participants"), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary's Participants or the Depositary's Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary's Participants) and the records of the Depositary's Participants (with respect to the interests of the Depositary's Indirect Participants).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder of outstanding Notes represented by such Global Notes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the

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Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. None of the Issuer, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee may treat the persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer or the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Issuer believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

Transfers between the Depository's Participants will be effected in the ordinary way in accordance with DTC rules.

We expect that DTC will take any action permitted to be taken by a holder of old notes, including the presentation of old notes for exchange as described below, only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of old notes as to which such Participant or Participants has or have given such direction.

Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the Trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the Trustee is required to register such Notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such Notes would be issued in fully registered form. In addition, if (1) DTC notifies the Issuer in writing that DTC is no longer willing or able to act as a depositary and the Issuer is unable to locate a qualified successor within 90 days or (2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder and DTC identifies as being the beneficial owner of the related Notes.

Neither the Issuer nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes and the Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

Guaranteed delivery procedures

If you are a registered holder of the old notes and wish to tender your old notes, but

..the certificates for the old notes are not immediately available,

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..time will not permit your certificates for the old notes or other required documents to reach JPMorgan Chase Bank, as exchange agent, before the expiration of the exchange offer, or

..the procedure for book-entry transfer cannot be completed before the expiration of the exchange offer,

then you may effect a tender of your old notes if:

..the tender is made through an eligible guarantor institution;

..prior to the expiration of the exchange offer, the exchange agent receives from an eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, setting forth your name and address, and the amount of old notes you are tendering and stating that the tender is being made by notice of guaranteed delivery. These documents may be sent by overnight courier, registered or certified mail or facsimile transmission. If you elect to use this procedure, you must also guarantee that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation of transfer of the old notes into the exchange agent's account at The Depository Trust Company, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

..the exchange agent receives the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation of transfer of the old notes into the exchange agent's account at The Depository Trust Company, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, in each case, within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal rights

You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

For a withdrawal to be effective, a written notice of withdrawal must be received by JPMorgan Chase Bank, as exchange agent, prior to the expiration of the exchange offer at one of the addresses listed below under the caption " -- Exchange agent." Any notice of withdrawal must specify the name of the person who tendered the old notes to be withdrawn, identify the old notes to be withdrawn, including the principal amount of the old notes, and, where certificates for old notes have been transmitted, specify the name in which the old notes are registered, if different from that of the withdrawing holder. If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution. If old notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn old notes and otherwise comply with the procedures of the book-entry transfer facility. All questions as to the validity, form and eligibility -- including time of receipt -- of these notices will be determined by us. Our determination will be final and binding. Any old notes so

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withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the registered holder without cost to that holder as soon as practicable after withdrawal, non-acceptance of tender or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company by using the book-entry transfer procedures described above, any withdrawn or unaccepted old notes will be credited to the tendering holder's account at The Depository Trust Company. Properly withdrawn old notes may be retendered at any time on or prior to the expiration of the exchange offer by following one of the procedures described above under " -- Procedures for tendering old notes."

Conditions to the exchange offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept any old notes for exchange or to issue any new notes in exchange for old notes, and we may terminate or amend the exchange offer if, at any time before the acceptance of the old notes for exchange or the exchange of new notes for old notes, any of the following events occurs:

..the exchange offer is determined to violate any applicable law or any applicable interpretation of the staff of the SEC;

..an action or proceeding is pending or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

..any material adverse development occurs in any existing legal action or proceeding involving us;

..we do not receive any governmental approval we deem necessary for the completion of the exchange offer; or

..any of the conditions precedent to our obligations under the registration rights agreement are not fulfilled.

These conditions are for our benefit only and we may assert them regardless of the circumstances giving rise to any condition. We may also waive any condition in whole or in part at any time in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right and each right is an ongoing right that we may assert at any time.

In addition, we will not accept any old notes for exchange or issue any new notes in exchange for old notes, if at the time a stop order is threatened or in effect which relates to:

..the registration statement of which this prospectus forms a part; or

..the qualification under the Trust Indenture Act of 1939 of the indenture under which the old notes were issued and the new notes will be issued.

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Exchange agent

We have appointed JPMorgan Chase Bank as the exchange agent for the exchange offer. All completed letters of transmittal and agent's messages should be directed to the exchange agent at one of the addresses listed below.

     By Regular or               By Facsimile:         By Overnight Courier or
    Certified Mail:           (Eligible Guarantor               Hand:


                              Institutions Only)
  JPMorgan Chase Bank                                    JPMorgan Chase Bank

Attention: Frank Ivins        JPMorgan Chase Bank      Attention: Frank Ivins
  2001 Bryan Street,        Attention: Frank Ivins     2001 Bryan Street, 10th
      10th Floor            2001 Bryan Street, 10th             Floor
  Dallas, Texas 75201                Floor               Dallas, Texas 75201
                              Dallas, Texas 75201
                              Fax: (214) 468-6092

                            To Confirm by Telephone
                            or for Information call:

                              JPMorgan Chase Bank
                             Attention: Frank Ivins
                         2001 Bryan Street, 10th Floor
                              Dallas, Texas 75201
                             Phone: (214) 468-6464

Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal, agent's messages and requests for notices of guaranteed delivery should be directed to the Company at the following address:

                               US Oncology, Inc.
                           Attention: B. Scott Aitken
                       16825 Northchase Drive, Suite 1300
                              Houston, Texas 77060
                             Phone: (832) 601-6178
                              Fax: (832) 601-6678

Delivery of a letter of transmittal or agent's message to an address other than the address listed above or transmission of instructions by facsimile other than as set forth above is not valid delivery of the letter of transmittal or agent's message.

Fees and expenses

The principal solicitation is being made by mail by JPMorgan Chase Bank, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Transfer taxes

You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

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34
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Consequences of exchanging or failing to exchange old notes

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

..you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

..you have an arrangement or understanding with any person to participate in the distribution of the new notes, as defined in the Securities Act, you will receive in the exchange offer;

..you are our "affiliate," as defined in Rule 405 under the Securities Act; or

..you are a participating broker-dealer.

We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you

..may not rely on the applicable interpretations of the staff of the SEC and

..must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

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                                                                              35
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Description of other indebtedness
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Revolving credit facility

Concurrently with the offering of the old notes we entered into a loan agreement and revolving credit facility effective as of February 1, 2002. Under the terms of the revolving credit facility, the amounts available for borrowing until February 1, 2007 are currently $100.0 million. Proceeds of loans may be used to provide working capital or for other general business uses.

Borrowings under the revolving credit facility are secured by capital stock of our subsidiaries and substantially all our tangible and intangible assets. At our option, funds may be borrowed at the alternative base rate plus an amount determined under a defined formula or the London Interbank Offered Rate (LIBOR) plus an amount determined under a defined formula. The alternative base rate is the higher of (i) First Union National Bank's ("First Union") prime rate or
(ii) the overnight federal funds rate plus 1/2%. Interest on amounts outstanding under alternative base rate loans is due quarterly while interest on LIBOR related loans is due at the end of each applicable interest period or quarterly, if earlier.

We are subject to restrictive covenants under the revolving credit facility, including the maintenance of certain financial ratios. The agreement limits certain activities such as incurrence of additional indebtedness, sales of assets, investments, capital expenditures, mergers and consolidations and the payment of dividends.

Master lease facility

We are currently party to a $72.0 million master operating lease relating to our cancer centers, the amendment of which was a condition to the closing of the offering of the old notes. Under that agreement the lessor (which is a single-purpose entity unaffiliated with us) purchases and has title to the properties for the cancer centers, pays for construction and development costs and thereafter leases the cancer centers to us under an operating lease. The initial term of the lease is for five years ending June 2004, and it may be renewed upon approval by the lessor. Funds are advanced to the lessor by a group of lenders and our lease payments service the lessor's debt in this regard. We provide the lessor with substantial residual value guarantees at the end of the lease term and have purchase options on the leased property at its original cost.

As of December 31, 2001, advances under the master lease agreement were $72.0 million. No additional advances are available.

The synthetic lease was entered into in December 1997 and matures in June 2004. As of December 31, 2001, we had $72.0 million outstanding under the synthetic lease facility, and no further amounts are available under that facility. The annual lease cost of the synthetic lease is approximately $3.1 million, based on interest rates in effect as of December 31, 2001. At December 31, 2001, the lessor under the synthetic lease held real estate assets (based on original acquisition and construction costs) of approximately $59.2 million and equipment of approximately $12.8 million (based on original acquisition costs) at nineteen locations. On February 1, 2002, we amended and restated our synthetic lease agreement primarily to replace certain lenders.

The lease is renewable in one-year increments, but only with consent of the financial institutions that are parties thereto. In the event the lease is not renewed at maturity, or is earlier terminated for various reasons, we must either purchase the properties under the lease for the total amount outstanding or market the properties to third parties. If we sell the properties to third parties, we have guaranteed a residual value of at lease 85% of the total amount outstanding for the properties. If the properties were sold to a third party at a price such that we were required to make a residual value guarantee payment, such amount would be recognized as an expense in our statement of operations.

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36

Description of other indebtedness

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A synthetic lease is a form of lease financing that qualifies for operating lease accounting treatment and under accounting principles generally accepted in the United States ("GAAP") is not reflected on our balance sheet. Thus, the obligations are not recorded as debt and the underlying properties and equipment are not recorded as assets on our balance sheet. Our rental payments (which approximate interest amounts under the synthetic lease financing) are treated as operating rent commitments, and are excluded from our aggregate debt maturities.

On February 27, 2002, the Financial Standards Accounting Board determined that synthetic lease properties meeting certain criteria would be required to be recognized as assets with a corresponding liability effective January 1, 2003. Our synthetic lease meets these criteria. The determination is not final and is subject to additional rule-making procedures, but assuming the determination becomes a formal accounting pronouncement and assuming we do not alter our arrangement to maintain off-balance-sheet treatment under the new rules, we would expect to recognize $72.0 million in additional property and equipment with a corresponding liability on our balance sheet as of January 1, 2003.

If we were to purchase all of the properties currently covered by the lease or if changes in accounting rules or treatment of the lease were to require us to reflect the properties on our balance sheet and income statement, the impact to the consolidated financial statements would be as follows.

  . Property and equipment would increase by $72.0 million (the purchase price for the assets subject to the lease);

  . Assuming the purchase of the properties were financed through borrowing, or in the event the existing arrangement were required to be characterized as debt, indebtedness would increase by $72.0 million; and

  . Depreciation would increase by approximately $3.6 million per year as a result of the assets being owned by us.

Acquiring the properties would require us to borrow additional funds and would likely reduce the amount we could borrow for other purposes.

There are additional risks associated with the synthetic lease arrangement. A deterioration in our financial condition that would cause an event of default under the synthetic lease facility, including a default on material indebtedness, would give the parties under the synthetic lease the right to terminate that lease, and we would be obligated to purchase or remarket the properties. In such an event, we may not be able to obtain sufficient financing to purchase the properties. In addition, changes in future operating decisions or changes in the fair market values of underlying leased properties or the associated rentals could result in significant charges or acceleration of charges in our statement of operations for leasehold abandonments or residual value guarantees. Because the synthetic lease payment floats with a referenced interest rate, we are also exposed to interest rate, we are also exposed to interest rate risk under the synthetic lease. A 1% increase in the referenced rate would result in an increase in lease payment of $720,000 annually.

Existing notes payable to physicians

At December 31, 2001, we had outstanding approximately $70 million in subordinated notes and notes payable (including current portion), all of which were issued to physicians with whom we entered long-term management service agreements. The notes payable bear interest payable annually at rates ranging from 5.3% to 10% and mature between 2002 and 2005. The subordinated notes were issued in substantially the same form in several different series and bear interest at 7% per annum due in installments through 2007, and they are subordinated to senior bank debt and certain other debt, including the notes being offered by this prospectus. If we fail to make payments under the subordinated notes, the respective affiliated practices can terminate the related service agreement.

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                                                                              37
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Description of the notes

As used below in this "Description of the notes" section, the term "Notes" means the new notes and the term "Issuer" means US Oncology, Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. The old notes were issued and the Notes will be issued under an Indenture, dated as of February 1, 2002 (the "Indenture"), among the Issuer, the Guarantors and JP Morgan Chase Bank, as trustee (the "Trustee"). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Issuer at its address set forth elsewhere in this prospectus.

The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading " -- Certain definitions."

Principal, maturity and interest

The Notes will mature on February 1, 2012. The Notes will bear interest at the rate of 9 5/8% per year, payable on February 1 and August 1 of each year, commencing on August 1, 2002, to Holders of record at the close of business on January 15 or July 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. During any period during which an Event of Default shall have occurred and be continuing, default interest on the Notes will accrue at a rate of 2% per annum in excess of the rate of interest otherwise accruing on the Notes.

The Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000.

An aggregate principal amount of Notes equal to $175.0 million is being offered in exchange for the old notes. The Issuer may issue additional Notes having identical terms and conditions to the Notes being issued in the exchange offer (the "Additional Notes"), subject to compliance with the "Limitations on additional indebtedness" covenant described below. Any Additional Notes will be part of the same issue as the Notes being issued in this exchange offer and will vote on all matters as one class with the Notes being issued in this offering, including, without limitation, waivers, amendments, redemptions and offers to purchase. For purposes of this "Description of the notes," except for the covenant described under " -- Certain covenants -- Limitations on additional indebtedness," references to the Notes include Additional Notes, if any.

Methods of receiving payments on the notes

If a Holder holding not less than one million dollars ($1,000,000) of Notes has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder's Notes in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the "Paying Agent") and registrar (the "Registrar") for the Notes within the City and State of New York unless, with respect to any such other Holders, the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Subordination of notes

The payment of all Obligations on or relating to the Notes will be subordinated in right of payment, to the extent and in the manner described in this subsection, to the prior payment in full in cash or Cash

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

Description of the notes

--------------------------------------------------------------------------------

Equivalents of all Obligations due in respect of Senior Debt of the Issuer, including all Obligations with respect to the Credit Agreement, whether outstanding on the Issue Date or incurred after that date.

The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on or relating to the Notes (other than Permitted Junior Securities) in the event of any distribution to creditors of the Issuer:

..in a total or partial liquidation, dissolution or winding up of the Issuer;

..in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its assets;

..in an assignment for the benefit of creditors; or

..in any marshalling of the Issuer's assets and liabilities.

In addition, the Issuer may not make any payment or distribution of any kind or character with respect to any Obligations on or relating to the Notes or acquire any Notes for cash or assets or otherwise (other than, in either case, Permitted Junior Securities or from any defeasance trust created pursuant to the Indenture), if:

..a payment default on any Senior Debt occurs and is continuing; or

..any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and each of the Issuer and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

Acquisitions of the Notes may, and payments on and distributions with respect to any Obligations on or with respect to the Notes may and shall, be resumed:

..in the case of a payment default on any Senior Debt, upon the date on which all payment defaults are cured or waived or the Senior Debt is discharged or paid in full; and

..in case of a nonpayment default on any Designated Senior Debt, the earliest of
 (1) the date on which all such nonpayment defaults are cured or waived, (2)
 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee or (3) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless, in each case, the maturity of any Designated Senior Debt has been accelerated and such acceleration has not been rescinded or annulled.

No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action or any breach of any financial covenants for a period ending after the date of delivery of the initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing will constitute a new default for this purpose and will permit a new Payment Blockage Notice.

Notwithstanding anything to the contrary, payments and distributions made from the trust established pursuant to the provisions described under " -- Legal defeasance and covenant defeasance" will be permitted and will not be subordinated so long as the payments into the trust were made in accordance with the requirements described under " -- Legal defeasance and covenant defeasance" and did not violate the subordination provisions when they were made.

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The Issuer must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default (as defined under " -- Events of default").

As a result of the subordination provisions described above in the event of a bankruptcy, liquidation or reorganization of the Issuer, Holders of the Notes may recover less ratably than creditors of the Issuer who are holders of Senior Debt. See "Risk factors -- Risks related to the new notes -- The notes and the guarantees are subordinated obligations."

As of December 31, 2001, assuming the offering of the old notes and related transactions had occurred on that date, the Issuer and the Guarantors would have had without duplication approximately $5.4 million aggregate principal amount of Senior Debt and Guarantor Senior Debt outstanding. The Issuer currently has $100.0 million of undrawn borrowings available under the Credit Agreement.

Subordination of guarantees

Each guarantee will be subordinated to Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt.

Note guarantees

The Issuer's obligations under the Notes and the Indenture will be jointly and severally guaranteed (the "Note Guarantees") by each Restricted Subsidiary as of the Issue Date.

Subsidiaries that are joint ventures with hospitals in Aurora, Colorado; Austin, Texas; Beaumont, Texas; Eugene, Oregon and Kirksville, Missouri with respect to cancer centers in those markets will be designated as Unrestricted Subsidiaries on the Issue Date. Since the Issuer holds all of its assets and conducts all of its operations through subsidiaries and since the subsidiaries that will not be Guarantors are a minor component of the consolidated company, no separate financial statements or information have been included for the Guarantors. Any Unrestricted Subsidiaries will not be Guarantors and Foreign Subsidiaries formed or acquired after the Issue Date will not be required to be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiaries, those non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to the Issuer.

As of the date of the Indenture, all of our Subsidiaries except those designated as Unrestricted Subsidiaries as described above will be "Restricted Subsidiaries" and "Guarantors." However, under the circumstances described below under the subheading " -- Certain covenants -- Limitations on Designation of Unrestricted Subsidiaries," the Issuer will be permitted to designate some of its Subsidiaries as "Unrestricted Subsidiaries." The effect of designating a Subsidiary as an "Unrestricted Subsidiary" will be:

..an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

..a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee; and

..the assets, income, cash flow and other financial results of an Unrestricted
 Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of the Restricted Subsidiaries in cash by such Unrestricted Subsidiary.

The obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Agreement permitted under clause (1) of " -- Certain covenants -- Limitations on Additional Indebtedness") and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the

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obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of any Guarantor then held by the Issuer and the Restricted Subsidiaries, then that Guarantor will automatically be released and relieved of any obligations under its Note Guarantee and any obligations related thereto; provided that the Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, to the extent required thereby. See
" -- Certain covenants -- Limitations on Asset Sales." In addition, the Indenture provides that any Subsidiary Guarantor that is designated as an Unrestricted Subsidiary or that otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, will be automatically released from its Note Guarantee upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, as the case may be.

Optional redemption

Except as set forth below, the Notes may not be redeemed prior to February 1, 2007. Thereafter, the Issuer, at its option, may redeem the Notes, in whole or in part, at any time or from time to time at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, and Additional Interest, if any, to the redemption date, if redeemed during the 12-month period commencing on February 1 of the years indicated:

                                                                        Optional
                                                                      Redemption
Year                                                                       Price
--------------------------------------------------------------------------------
2007.................................................................  104.813%
2008.................................................................  103.208%
2009.................................................................  101.604%
2010 and thereafter..................................................  100.000%

Redemption with Proceeds from Equity Offerings

At any time on or prior to February 1, 2005, the Issuer may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 109.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of any such redemption and (2) the applicable redemption occurs within 90 days of the initial receipt of the proceeds in immediately available funds of any such Qualified Equity Offering.

Redemption upon a Change of Control

At any time on or prior to February 1, 2007, the Notes may also be redeemed, in whole but not in part, at the option of the Issuer upon the occurrence of a Change of Control, notice of which is sent no later than 30 days after the occurrence of such Change of Control by notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (the "Change of Control Redemption Date").

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"Applicable Premium" means, with respect to a Note at any Change of Control
Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; or

(2) the excess of

  (a)the present value at such time of:

    (x)the redemption price of such Note at February 1, 2007 (such redemption price being described under " -- Optional redemption"), plus

    (y)all required interest payments (excluding accrued but unpaid interest) due on such Note through February 1, 2007,

    computed using a discount rate equal to the Treasury Rate plus 25 basis points, over

  (b)the principal amount of such Note.

"Treasury Rate" means the yield to maturity at the Change of Control Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Change of Control Redemption Date to February 1, 2007, provided, however, that if the period from the Change of Control Redemption Date to February 1, 2007 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Change of Control Redemption Date to February 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection and notice of redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described in the second paragraph under " -- Optional redemption -- redemption with proceeds from equity offerings," selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its address as it appears in the register. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new
Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as and to the extent the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.


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Description of the notes

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Change of control

Upon the occurrence of any Change of Control unless the Issuer has exercised its option to redeem the Notes in accordance with the requirements described under " -- Optional redemption -- Redemption upon a change of control," each Holder will have the right to require that the Issuer purchase that Holder's Notes for a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within 30 days following any Change of Control, the Issuer will mail, or caused to be mailed, to the Holders a notice:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a "Change of Control Offer"), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3) describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

The agreements governing the Issuer's outstanding Senior Debt currently prohibit it from purchasing any Notes, and also provide that some change of control events with respect to the Issuer would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which the Issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent of our senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain the prohibition. If the Issuer does not obtain a consent or repay the borrowings, the Issuer will remain prohibited from purchasing Notes. In that case, the Issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which, in turn, would now and would likely in the future constitute a default under the Senior Debt. In these circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer's obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

With respect to any disposition of assets, the phrase "all or substantially all" as used in the Indenture (including as set forth under " -- Certain covenants -- Limitations on Mergers, Consolidations, etc." below) varies according to the facts and circumstances of the subject transaction, has no clearly

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Description of the notes

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established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue of such compliance.

The Issuer may at any time and from time to time acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of any covenant in the Indenture including those described in " -- Certain covenants" (or any of our other material agreements).

Certain covenants

The Indenture will contain, among others, the following covenants:

Limitations on Additional Indebtedness

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer, any Guarantor or any Accounts Receivable Entity may incur additional Indebtedness if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.25 to 1.00 (the "Coverage Ratio Exception").

Notwithstanding the above, each of the following shall be permitted (the "Permitted Indebtedness"):

 (1) Indebtedness of the Issuer or any Guarantor under the Credit Agreement, any synthetic lease financing and/or any Permitted Receivables Financings (including permitted refinancings thereof pursuant to clause (11) of this paragraph) in an aggregate amount at any time outstanding not to exceed the greater of (x) $175.0 million less the aggregate amount of Net Available Proceeds applied to repayments of term loans under the Credit Agreement in accordance with the covenant described under " -- Limitations on assets sales" or (y) 70% of the net book value of the accounts receivable of the Issuer and the Restricted Subsidiaries including those receivables transferred, sold or assigned pursuant to a Permitted Receivables Financing;

 (2) Indebtedness of the Issuer, any Restricted Subsidiary or any Accounts Receivable Entity represented by Permitted Receivables Financings in an amount not to exceed the greater of (x) $100 million or (y) the net book value of the receivables of the Issuer, the Restricted Subsidiaries or Accounts Receivable Entities sold, transferred or securing such Indebtedness;

 (3) the Notes and the Note Guarantees issued on the Issue Date;

 (4) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (3) above, and after giving effect to the use of proceeds of the old notes);

 (5) Indebtedness under Hedging Obligations; provided that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed 105% of the principal amount of the Indebtedness to which such Hedging Obligations relate;

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Description of the notes

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 (6) Indebtedness of the Issuer owed to a Restricted Subsidiary and
     Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (6);

 (7) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business or any appeal bonds issued for the account of the Issuer or any Restricted Subsidiary, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed), and Indebtedness evidenced by letters of credit issued in the ordinary course of business of the Issuer to secure workers' compensation and other insurance coverage;

 (8) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding $50.0 million;

 (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (1) (with respect to Permitted Receivable Financings and any synthetic lease financing only), (2), (3) or
     (4) above or this clause (11);

(12) any guarantee by the Issuer or any Guarantor of Indebtedness under any of the foregoing clauses (1) through (11) above or (13) below; and

(13) other Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $25.0 million at any time outstanding.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (13) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion on the date of its incurrence and from time to time, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (1) above.

Limitations on Layering Indebtedness

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur or suffer to exist any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior to the Notes or the Note Guarantee of such Guarantor, as the case may be, and subordinated to any other Indebtedness of the Issuer or of such Guarantor, as the case may be.

Limitations on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted
Payment:

(1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

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Description of the notes

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(2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the
    Coverage Ratio Exception; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (5) or (9) of the next paragraph), exceeds the sum (the "Restricted Payments Basket") of (without duplication):

  (a) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

  (b) 100% of the aggregate net cash proceeds received by the Issuer either
      (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date (including any net cash proceeds received in connection with any conversion or exchange of Indebtedness of the Issuer or any Restricted Subsidiary or Disqualified Equity Interests of the Issuer), other than any such proceeds which are used to redeem Notes in accordance with the second paragraph under " -- Optional redemption -- Redemption with proceeds from equity offerings," plus

  (c) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) of the Issuer or any Restricted Subsidiary is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Issue Date into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

  (d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital (including dividends, interest and distributions of a type not included in Consolidated Net Income of the Issuer and profits on sale) with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment, if any, and net of taxes, plus

  (e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer's Investments (other than Permitted Investments) in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (3) and were not previously repaid or otherwise reduced in a manner that increased the Restricted Payment Basket.

The foregoing provisions will not prohibit:

(1) the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required in clause (3) of the immediately preceding paragraph);

(2) the purchase, redemption or other acquisition or retirement of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

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(3) the purchase, redemption, repayment, defeasance or other acquisition of
    Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the "Limitations on additional indebtedness" covenant and the other terms of the Indenture;

(4) the purchase, redemption or retirement of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees of the Issuer or any of its Restricted Subsidiaries (or their transferees, estates or beneficiaries under their estates), upon or after their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $3.0 million during any calendar year (with unused amounts in any calendar year being usable, without duplication, in subsequent calendar years);

(5) repurchases, acquisitions or retirements of Equity Interests deemed to occur upon, or intended to be used to satisfy issuances of Equity Interests upon, the exercise of stock options or similar rights issued under employee benefit plans;

(6) acquisitions or retirements of Equity Interests of the Issuer with a Fair Market Value at the time of acquisition or retirement, as the case may be, in the aggregate not to exceed $15.0 million received as consideration with respect to a sale of assets to any physician practice in connection with the termination of a Management Services Agreement in effect on the Issue Date;

(7) the redemption or repurchase of common stock of the Issuer from holders thereof who beneficially own in the aggregate less than one percent (1%) of the outstanding common stock (other than officers, directors or employees of the Issuer or any of its Restricted Subsidiaries whose Equity Interests are redeemed or repurchased in accordance with clause (4) of this paragraph) within two years from the Issue Date so long as the aggregate amount of payments for all such redemptions or repurchases under this clause (7) does not exceed $1.0 million;

(8) the purchase, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness upon a Change of Control of the Issuer, to the extent required by any agreement pursuant to which such Subordinated Indebtedness was issued, but only if the Issuer has complied with the provisions described under "Change of control" or at its option under "Optional redemption -- Redemption upon a change of control"; and

(9) additional Restricted Payments not exceed $35.0 million in the aggregate.

provided that (a) in the case of any Restricted Payment pursuant to clause (3),
(6), (7), (8) or (9) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket in clause (3) of the first paragraph of this covenant.

For purposes of determining compliance with the provisions of this covenant, in the event that any payment or other action meets the criteria of more than one of the categories of Permitted Investments and/or Restricted Payments permitted by the Indenture, the Issuer, in its sole discretion, may order and classify all or any portion of such Permitted Investments and/or Restricted Payments on the date of their incurrence in any manner that then complies with the Indenture and/or from time to time may reorder and reclassify all or any portion of any item of Permitted Investments and/or Restricted Payments in any manner that complies with the Indenture at the date of any such reordering or reclassification and, in each case, the Issuer shall be entitled, at its option, to divide and classify or reclassify any item of Permitted Investments and/or Restricted Payments in more than one of the types of Permitted Investments and/or Restricted Payments permitted under the Indenture in any manner that complies with the Indenture at the time of such division and classification or reclassification.

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Limitations on Dividend and Other Restrictions Affecting Restricted
Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer or any of its Restricted Subsidiaries;

(b) make loans or advances to or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

(c) transfer any of its assets to the Issuer or any other Restricted
    Subsidiary;

except for:

   (1) encumbrances or restrictions existing under or by reason of applicable law;

   (2) encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

   (3) non-assignment provisions of any contract, lease or license entered into in the ordinary course of business or of any Capitalized Lease Obligation;

   (4) encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Agreement) as in effect on that date;

   (5) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien (including those imposed by purchasers in connection with any Permitted Receivables Financings) or the exercise of or right to exercise, customary remedies with respect to such assets;

   (6) restrictions on the transfer of capital stock or other assets imposed under any agreement to sell or otherwise dispose of such assets permitted under the Indenture to any Person pending the closing of such sale;

   (7) any encumbrance or restrictions under any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

   (8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not, in the good faith judgment of the Board of Directors, materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

   (9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the course of healthcare-related businesses that restrict the transfer of ownership interests in or assets of such partnership, limited liability company, joint venture or similar Person;

  (10) Purchase Money Indebtedness incurred in compliance with the covenant described under
      " -- Limitations on additional indebtedness" that imposes restrictions of the nature described in clause (c) above on the assets acquired;

  (11) any encumbrance or restrictions under any instrument governing Indebtedness of a Restricted Subsidiary that is a Foreign Subsidiary, which encumbrance or restriction is not applicable to any Persons, or the properties or assets of any Persons, other than Restricted Subsidiaries that are Foreign Subsidiaries;

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  (12) any agreement, instrument or Lien placing encumbrances or restrictions applicable only to an Accounts Receivable Entity; and

  (13) any encumbrances or restrictions imposed by any amendments, extensions, renewals, increases, refinancings, refundings, replacements or substitutions of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that any such amendment, extension, renewal, increase, refinancing, refunding, replacement or substitution is, in the good faith judgment of the Issuer's Board of Directors, no more materially restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendment, extension, renewal, increase, refinancing, refunding, replacement or substitution.

Limitations on Transactions with Affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "Affiliate Transaction"), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Issuer or such Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or such Restricted Subsidiary; and

(2) the Issuer delivers to the Trustee:

  (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

  (b) with respect to any Affiliate Transaction involving aggregate consideration of $25.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2) employment contracts, "know-how" agreements, compensation (including stay-on and incentive bonus) arrangements and loans to officers and employees, in each case in the form existing on the Issue Date or representing one or more amendments, modifications, restatements, supplements, extensions, renewals, refinancings, refunds or replacements thereof on terms not materially less favorable to the Issuer or Restricted Subsidiary, as applicable, than those contained in such contracts, agreements, arrangements or loans in the form existing as of the Issue Date;

(3) indemnities of officers, directors and employees of the Issuer or any of its Subsidiaries permitted by its certificate of incorporation, bylaws or statutory provisions;

(4) other director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other incentive or benefit plans) and indemnification arrangements, in each case approved by the Independent Directors;

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 (5) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

 (6) loans and advances permitted by clause (3) of the definition of "Permitted Investments";

 (7) Restricted Payments of the type described in clause (1), (2), (3) or (4) of the definition of "Restricted Payment" and which are made in accordance with the covenant described under
    " -- Limitations on restricted payments";

 (8) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests;

 (9) any other issuance or sale of Qualified Equity Interests;

(10) transactions in connection with Permitted Receivables Financings; or

(11) any agreement as disclosed in the Prospectus as in effect on the Issue Date or any extensions or renewals thereof.

Limitations on Liens

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against (other than Permitted Liens) any assets of the Issuer or any Guarantor (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith either:

(1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on Asset Sales

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale provided, however, that with respect to PPM Asset Sales, the Issuer receives consideration at the time of such PPM Asset Sale at least equal to the lesser of (i) the Fair Market Value of such assets or (ii) the net book value of such assets excluding any write downs or reductions in net book value after December 31, 2001 other than as a result of normal course depreciation and amortization or casualty or destruction; and

(2) at least 75% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

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For purposes of clause (2), the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is released by the holder of such Indebtedness,

(b) the amount of any obligations received from such transferee that is to be paid to the Issuer or such Restricted Subsidiary in cash within 30 days,

(c) the Fair Market Value of any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business, and

(d) with respect to the sale of assets to any physician practice in connection with the termination of a Management Services Agreement as in effect on the Issue Date, (x) the face amount of any Indebtedness of the Issuer cancelled or retired as consideration to the Issuer or a Restricted Subsidiary in any such sale and (y) Equity Interests of the Issuer with a Fair Market Value at the time of the applicable sale not to exceed $15.0 million in the aggregate.

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of consummation of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall be permitted, no later than 180 days following the consummation thereof, to apply all or any of the Net Available Proceeds therefrom to:

(1) repay any Senior Debt or Guarantor Senior Debt (without any permanent reduction in any contract related thereto except as required in clause (1) of the second paragraph under
   " -- Limitations on additional indebtedness") or Indebtedness of a Restricted Subsidiary that is a Foreign Subsidiary; and/or

(2) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities) to be used by the Issuer or any Restricted Subsidiary in the Permitted Business; and

(3) with respect to the Net Available Proceeds from PPM Asset Sales, up to $75.0 million prior to February 1, 2005 can be used by the Issuer or any Restricted Subsidiary for working capital needs and other general corporate purposes.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds."

When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness the provisions of which require the Issuer or a Guarantor to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1) the Issuer will (a) make an offer to purchase (a "Net Proceeds Offer") to all Holders in accordance with the procedures set forth in the Indenture, and (b) purchase, redeem or prepay (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be purchased, redeemed or prepaid, the maximum principal amount of Notes and Pari Passu Indebtedness that may be

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   purchased, redeemed or prepaid out of the amount (the "Payment Amount") of such Excess Proceeds;

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the "Pari Passu Indebtedness Price") shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis or nearly as pro rata as practicable, provided that no Notes of a principal amount of $1,000 or less shall be purchased, redeemed or prepaid in part; and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate and working capital purposes, subject to the provisions of the Indenture.

To the extent required thereby, the Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitations on Asset Sales" provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Limitations on Asset Sales" provisions of the Indenture by virtue of this compliance.

Notwithstanding the foregoing, in the event that the Issuer consummates an Asset Sale that results in a Change of Control, the provisions of this covenant will be deemed to be satisfied and complied with in the event the Issuer makes a Change of Control Offer pursuant to, and otherwise complying with, the covenant described under " -- Change of control" or at its option under "Optional redemption
-- Redemption upon a change of control."

Limitations on Designation of Unrestricted Subsidiaries

After the initial Issue Date the Issuer may designate any Subsidiary of the Issuer as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

(1) no Default shall have occurred and be continuing after giving effect to such Designation; and

(2) the Issuer would be permitted to make, at the time of such Designation, (a) an Investment (including a Permitted Investment) or (b) an Investment pursuant to the first paragraph of
   " -- Limitations on restricted payments" above, in either case, in an amount (the "Designation Amount") equal to the Fair Market Value of the Issuer's and the Restricted Subsidiaries' proportionate interest in such Subsidiary on such date.

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No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such
Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates unless permitted under the provisions of the Indenture described under " -- Limitations on transactions with affiliates; and

(3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if the Indebtedness is not permitted to be incurred under the covenant described under " -- Limitations on additional indebtedness" or the Lien is not permitted under the covenant described under " -- Limitations on liens," the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

(1) no Event of Default shall have occurred and be continuing after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations on the Issuance or Sale of Equity Interests of Restricted
Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any Equity Interests of any Restricted Subsidiary that is not a Guarantor or an Accounts Receivable Entity except (1) to the Issuer, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis, (2) to the extent such Equity Interests represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Wholly-Owned Restricted Subsidiary, or (3) if after giving effect thereto, such Restricted Subsidiary no longer qualifies as such and the sale is not otherwise prohibited by the Indenture. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this covenant but is subject to the limitations described under " -- Limitations on asset sales."

Limitations on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer's jurisdiction of incorporation to another State of the

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United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer and the Restricted Subsidiaries (taken as a whole) unless, in either case:

(1) (a) either:

  (A) the Issuer will be the surviving or continuing Person; or

  (B) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor") is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement;

  (b) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(a)(B) above and the incurrence of any Indebtedness to be incurred by the Issuer or the Restricted Subsidiaries in connection therewith, no Default shall have occurred and be continuing; and

  (c) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Issuer, immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(a)(B) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Consolidated Net Worth of the Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction and (b) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(2) in the case of any such consolidation, merger, sale, lease, transfer, conveyance or other disposition or assignment which will result in a Change of Control, the Issuer mails a notice of redemption prior to or within two Business Days after consummation of such transaction pursuant to and otherwise in compliance with the requirements set forth under, " -- Optional redemption
   -- Redemption upon a change of control."

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer or any Restricted Subsidiary immediately prior to the transaction shall be deemed to have been incurred at the time of such transaction.

Except as provided under " -- Note guarantees," no Guarantor may consolidate with or merge with or into another Person (other than the Issuer or another Guarantor), whether or not affiliated with such Guarantor, unless:

(1) either:

  (a) such Guarantor will be the surviving or continuing Person; or

  (b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and the Registration Rights Agreement; and

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

Provided that this covenant will be deemed to have been complied with in the event the Issuer complies with the provisions of " -- Limitations on asset sales."

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For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees, as applicable, with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer's or such Guarantor's other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Guarantor may merge into the Issuer or another Guarantor.

Additional Note Guarantees

If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create another Subsidiary (other than in any case a Subsidiary (x) that is a Foreign Subsidiary, (y) that has been designated an Unrestricted Subsidiary or (z) that is an Accounts Receivable Entity) that has assets and businesses with a Fair Market Value in excess of $1.0 million or (b) any Unrestricted Subsidiary that is not a Foreign Subsidiary or an Accounts Receivable Entity is redesignated a Restricted Subsidiary, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and the Indenture in accordance with the terms of the Note Guarantee and (b) a notation of guarantee in respect of its Note Guarantee; and

(2) deliver to the Trustee an opinion of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms, subject to customary exceptions.

Conduct of Business

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

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(2) all current reports that would be required to be filed with the SEC on Form
    8-K if the Issuer were required to file these reports.

In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of default

Each of the following is an "Event of Default":

(1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(2) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon any redemption date as to which notice has been given to the Holders in accordance with the terms of the Indenture, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(3) failure by the Issuer to comply with any of its agreements or covenants described above under
   " -- Certain covenants -- Limitations on Mergers, Consolidations, etc.," or in respect of its obligations to make a Change of Control Offer as described above under " -- Change of control" or " -- Optional redemption -- Redemption upon a change of control" (whether or not such payment is prohibited by the subordination provisions of the Indenture) and continuance of this failure for 30 days;

(4) failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 45 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

  (a)is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

  (b)results in the acceleration of such Indebtedness prior to its express final maturity or

  (c)results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $20.0 million or more and that such default, acceleration or failure to pay is not rescinded, waived, extended or cured within 30 days after such default, acceleration or failure to pay;

(6) one or more final judgments or orders that exceed $15.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts

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   of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, paid, discharged, stayed, annulled or rescinded within 60 days of being entered (or such longer period as may be permitted for timely appeal under applicable law);

(7) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

  (a) commences a voluntary case,

  (b)consents to the entry of an order for relief against it in an involuntary case,

  (c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

  (d) makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

  (a) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

  (b) appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

  (c) orders the liquidation of the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(9) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared in a final judicial proceeding null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with " -- Certain covenants -- Limitations on Mergers, Consolidations, etc.," the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

The Issuer may cure a Default or Event of Default by designating a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the covenant described under "--Limitation on designation of unrestricted subsidiaries," if the circumstances giving rise to such Default or Event of Default would not have constituted a Default or Event of Default had such Restricted Subsidiary been an Unrestricted Subsidiary during the relevant period of such circumstances.

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No Holder will have any right to institute any proceeding with respect to the
Indenture or for any remedy thereunder, unless the Trustee:

(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2) has been furnished indemnity satisfactory to it in its reasonable judgment; and

(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this " -- Events of default" section).

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, promptly upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal defeasance and covenant defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

(1) rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and holding such payments in trust,

(3) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer's obligation in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, United States legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent

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   public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the applicable redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

  (a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

  (b) since the date of the Indenture, there has been a change in the applicable United States federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of the Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any Guarantor is bound (other than a Default resulting from the borrowing of funds to be contemporaneously applied to such deposit and the grant of any Lien securing such borrowing),

(6) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7) the Issuer shall have delivered to the Trustee an Officers' Certificate and an opinion or opinions of counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (1) through (6) and, in the case of the opinions of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient and the Issuer does not cure such insufficiency to pay the principal of and interest on the Notes when due, then the Issuer's obligations and the obligations of Guarantors under the Indenture will be revived and from and after such revival no such defeasance will be deemed to have occurred. Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with the provisions set forth under " -- Optional redemption."

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Satisfaction and discharge

The Indenture, the Notes and the Note Guarantees will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which expressly provide that such rights shall survive until all Notes have been canceled) as to all outstanding Notes when either:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)(a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under " -- Optional redemption," and arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of the Issuer and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire indebtedness (including all principal and accrued interest to the date of deposit on the Notes not theretofore delivered to the Trustee for cancellation,

  (b) the Issuer has paid all sums then due and payable by it under the Indenture,

  (c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

  (d) the Holders have a valid, perfected, exclusive security interest in the money so deposited.

In addition, the Issuer must deliver an Officers' Certificate and an opinion of counsel collectively stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (each in a form satisfactory to the Issuer and the Registrar) and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to issue or register the transfer of or exchange any Note selected for redemption, (2) to issue or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder of any Note will be treated as the owner of such Note for all purposes.

Amendment, supplement and waiver

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default under, or compliance (before or after the time for such compliance) with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided that:

(a) after the occurrence of a Change of Control, no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the

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   obligation of the Issuer under the heading " -- Change of control" or the related definitions that could materially adversely affect the rights of such Holders; and

(b) without the consent of each Holder affected, the Issuer and the Trustee may not:

  (1) change the maturity of any Note;

  (2) reduce the amount or extend the due date of any scheduled payment of interest on or principal of the Notes;

  (3) reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption after notice of such redemption date has been given to such Holders or otherwise alter the provisions with respect to the redemption of the Notes in a manner that adversely affects the Holders in any material respect;

  (4) make any Note payable in money or currency other than that stated in the Notes;

  (5) modify or change any provision of the Indenture or the related definitions affecting the subordination of the Notes or any Note Guarantee in a manner that adversely affects the Holders in any material respect; or

  (6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

  (7) modify or change any provisions of the Indenture or the related definitions that impairs the rights of Holders to receive payments of principal of or interest on the Notes;

  (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

  (9) make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer and the Trustee may amend or supplement the Indenture, the Note Guarantees or the Notes without the consent of any Holder to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders in the case of a merger or acquisition or other succession, to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to evidence the acceptance of the appointment of a successor Trustee, to make any change that does not materially adversely affect the rights of the Holders or, in the case of the Indenture, to qualify or maintain the qualification of the Indenture under or otherwise comply with the Trust Indenture Act. In connection with any amendment, supplement or waiver, the Issuer may, but shall not be obligated to, offer any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder or Affiliates, past, present and future of the Issuer or any Guarantor will have any liability under the Notes or the Indenture or for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Concerning the trustee

JP Morgan Chase Bank is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain

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cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the same degree of care and skill of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee.

Governing law

The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

"Accounts Receivable Entity" means any Person, including, without limitation, a Subsidiary of the Issuer, whose operations consist solely of owning and/or selling accounts receivable and related assets of the Issuer and its Subsidiaries and engaging in other activities in connection with transactions that are Permitted Receivables Financings.

"Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged or consolidated with or into or becomes a subsidiary of, the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

"Additional Interest" has the meaning set forth in the Registration Rights Agreement.

"Affiliate" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under " -- Certain covenants -- Limitations on Transactions with Affiliates," Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person; provided, however, that the entering into of a Management Services Agreement by any Person shall not, in and of itself, deem such Person to be an Affiliate for purposes of this definition. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

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"amend" means to amend, supplement, extend, restate, amend and restate or otherwise modify; and "amendment" shall have a correlative meaning.

"asset" means any asset or property.

"Asset Acquisition" means

(1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

(2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

"Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

 (1) transfers of cash or Cash Equivalents;

 (2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the provisions described under " -- Certain covenants -- Limitations on Mergers, Consolidations, etc.";

 (3) Permitted Investments and Restricted Payments and other transfers of assets permitted under the covenant described under " -- Certain covenants -- Limitations on Restricted Payments";

 (4) the creation or realization of any Permitted Lien;

 (5) sales of accounts receivable and related assets in connection with a Permitted Receivables Financing made in accordance with the covenant described under " -- Certain covenants
    -- Limitations on Additional Indebtedness";

 (6) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer's reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

 (7) the disposition, sale or transfer of the capital stock of any Unrestricted Subsidiary;

 (8) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claim of any kind;

 (9) any non-exclusive license not involving a substantial portion of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(10) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.5 million; and

(11) the granting of Liens permitted under the covenant " -- Limitations on liens."

"Attributable Indebtedness", when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water utilities and similar charges.

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"Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

"Board of Directors" means, with respect to any Person, the board of directors or comparable governing body of such Person.

"Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law or executive order to close.

"Capitalized Lease" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

"Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof on the balance sheet of such Person determined in accordance with GAAP.

"Cash Equivalents" means:

(1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a "B" rating by Thomson Financial BankWatch;

(3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

(4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above; provided, however, that for the purpose of clause (5) of the definition of "Permitted Investments" only, investments in mutual funds all of whose assets are comprised of securities of the type described in clauses (1) through (4) above, but which in the case of clause (1) may have maturities of up to 762 days and in the case of clause (3) may have maturities of up to 397 days.

"Change of Control" means the occurrence of any of the following events:

(1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Permitted Holders) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either

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   directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

(3) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

(4) the Issuer shall adopt a Plan of Liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer;

provided that if in connection with a merger, consolidation or sale of all or substantially all of the assets of the Issuer a shareholder agreement, voting agreement or similar agreement is entered into containing customary terms with respect to voting or tendering shares in support of such transaction (or opposing alternative transactions), then a "Change of Control" shall not be deemed to have occurred by reason of any such agreement.

"Consolidated Amortization Expense" for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period (including amortization of goodwill and other intangibles), determined on a consolidated basis in accordance with GAAP.

"Consolidated Cash Flow" for any period means, without duplication, the sum of the amounts for such period of

(1) Consolidated Net Income for such Person for such period, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or their respective stockholders,

  (a) Consolidated Income Tax Expense,

  (b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

  (c) Consolidated Depreciation Expense,

  (d) Consolidated Interest Expense, and

  (e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

in each case determined on a consolidated basis in accordance with GAAP, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

"Consolidated Depreciation Expense" for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

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"Consolidated Income Tax Expense" for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

"Consolidated Interest Coverage Ratio" means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the "Four-Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer, any Restricted Subsidiary and any Accounts Receivable Entity (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage
Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

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"Consolidated Interest Expense" for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication,

 (1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

 (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

 (3) the net costs associated with Hedging Obligations,

 (4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses, except those incurred in connection with the Notes or the Credit Agreement,

 (5) the interest portion of any deferred payment obligations,

 (6) all other non-cash interest expense,

 (7) capitalized interest,

 (8) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary,

 (9) all interest payable with respect to discontinued operations,

(10) all interest on any Indebtedness of any other Person guaranteed by the Issuer or any Restricted Subsidiary, and

(11) imputed interest related to Permitted Receivables Financings during such period as determined in accordance with GAAP.

"Consolidated Net Income" for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any Guarantor during such period;

(2) except to the extent includable in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its respective charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized

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   during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

(6) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period; and

(7) prior to February 1, 2005, any non-recurring charges resulting from write-offs of intangible assets, asset impairments and/or (i) non-cash reorganization and restructuring costs in connection with the termination of service agreements with affiliated physicians (and sales of related assets) and/or (ii) cash reorganization and restructuring costs in connection with the termination of service agreements with affiliated physicians (and sales of related assets) and the repositioning, including costs associated with the offering of the old notes and the repayment of existing debt, in an aggregate amount not to exceed $60.0 million.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under " -- Certain covenants -- Limitations on Restricted Payments" or decreased the amount of Investments outstanding pursuant to clause (3), (14),
(16) or (18) of the definition of "Permitted Investments" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

"Consolidated Net Worth" means, with respect to any Person as of any date, the consolidated stockholders' equity (including preferred stock) of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made in accordance with GAAP after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

"Coverage Ratio Exception" has the meaning set forth in the proviso in the first paragraph of the covenant described under " -- Certain covenants -- Limitations on Additional Indebtedness."

"Credit Agreement" means the Credit Agreement dated as of February 1, 2002 by and among the Issuer, as Borrower, First Union National Bank, as administrative agent, UBS Warburg LLC, as syndication agent, GE Healthcare Financial Services, as documentation agent, and the other lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended, extended, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agent(s), creditor(s), lender(s) or group of creditors or lenders.

"Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

"Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

"Designated Senior Debt" means (1) Senior Debt Indebtedness under or in respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount (or an Outstanding Receivables Financing Amount in

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the case of any Permitted Receivables Financings) of at least $10.0 million and in the case of clause (2), is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt."

"Designation" has the meaning given to this term in the covenant described under " -- Certain covenants -- Limitations on Designation of Unrestricted Subsidiaries."

"Designation Amount" has the meaning given to this term in the covenant described under " -- Certain covenants -- Limitations on Designation of Unrestricted Subsidiaries."

"Disqualified Equity Interests" of any Person means any Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a Change of Control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under the caption " -- Change of control" and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer's purchase of the Notes as required pursuant to the provisions described under the caption " -- Change of control."

"Equity Interests" of any Person means (1) any and all shares or other equity interests or participations, however designated (including common stock, preferred stock, limited liability company interests and partnership interests), in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee; provided, however, for purposes of calculating the Fair Market Value of assets sold in PPM Asset Sales, no value shall be assigned to the management agreements being canceled and for purposes of calculating the Fair Market Value of the consideration received in such sales, no value shall be assigned to the newly executed service agreements.

"Foreign Subsidiary" means any Subsidiary of the Issuer which (i) is not organized under the laws of (x) the United States or any state thereof or (y) the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

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"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

"guarantee" means a direct or indirect guarantee (other than by endorsement of negotiable instruments for collection) by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any guarantee of any Person at any date shall be the outstanding balance at such date of all unconditional obligations in respect of which such guarantee is made and the maximum liability of such other Person for any such contingent obligations in respect of which such guarantee is made at such date. "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

"Guarantor" means each Restricted Subsidiary of the Issuer on the Issue Date, and each other Person that is required to become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee.

"Guarantor Senior Debt" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, together with all interest, fees, indemnities and other obligations and other amounts owing in respect thereof, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) and other obligations on, and all other amounts owing in respect of:

(1) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(2) all Hedging Obligations in respect of the Credit Agreement;

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

(1) any Indebtedness of such Guarantor to the Issuer or any of its Subsidiaries;

(2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its Subsidiaries;

(3) obligations to trade creditors in connection with obtaining goods, materials or services;

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(4) Indebtedness represented by Disqualified Equity Interests;

(5) any liability for taxes owed or owing by such Guarantor;

(6) that portion of any Indebtedness incurred in violation of the "Limitations on additional indebtedness" covenant (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers' certificate of such Guarantor to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

(7) Indebtedness which, when incurred and without respect to any election under
    Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

(8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, in each case entered into for bona fide hedging purposes and not for the purpose of speculation.

"Holder" means any registered holder, from time to time, of the Notes.

"incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

"Indebtedness" of any Person at any date means, without duplication:

 (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

 (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

 (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

 (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

 (5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

 (6) all Capitalized Lease Obligations of such Person;

 (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

 (8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

 (9) all Attributable Indebtedness;

(10) to the extent not otherwise included in this definition, Hedging Obligations of such Person;


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(11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

(12) all obligations under Permitted Receivables Financings, the amount of Indebtedness represented thereby to be deemed to equal the Outstanding Receivables Financing Amount.

Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred at the accreted value thereof at the date of issuance in accordance with GAAP. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured thereby. For purposes of clause (5), the "maximum fixed redemption or repurchase price" of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

"Independent Director" means a director of the Issuer who

(1) is independent with respect to the transaction at issue; and

(2) does not have any material financial interest in the Issuer (other than as a result of holding securities of the Issuer).

"Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer.

"interest" means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

"Investments" of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person (excluding commissions, travel and similar advances to officers and employees, made in the ordinary course of business) and extensions of credit or other advances to customers or other Persons on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3) all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under " -- Certain covenants -- Limitations on Designation of Unrestricted Subsidiaries." If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any

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Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors. The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person other than a third Person invested in by an Unrestriced Subsidiary shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

"Issue Date" means the date on which the Notes are originally issued.

"Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

"Management Services Agreements" means the management services agreements of the Issuer and its Restricted Subsidiaries, whether now existing or hereafter acquired or arising, together with any and all extensions, modifications, amendments, renewals, substitutions or replacements thereof.

"Moody's" means Moody's Investors Service, Inc., and its successors.

"Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, (i) for post-closing adjustments, tune-ups or revaluations or (ii) as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

"Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), other

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   than any pledge of the Equity Interest of any Unrestricted Subsidiary, (b)
   is directly or indirectly liable as a guarantor or otherwise, other than in the case of both of the foregoing clauses (a) and (b), a non-recourse guarantee to support a pledge of the Equity Interests of any Unrestricted Subsidiary, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

"Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

"Officer" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

"Officers' Certificate" means a certificate signed by two Officers.

"Outstanding Receivables Financing Amount" means the greater of (x) 85% of the net book value of the aggregate amount of receivables sold or financed pursuant to a Permitted Receivables Financing that remain uncollected at any one time and (y) 100% of the obligations secured by such receivables exclusive of yield or interest earned in such investments.

"Pari Passu Indebtedness" means any Indebtedness of the Issuer or any Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantees, as applicable.

"Permitted Business" means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in this Prospectus and businesses that are reasonably related thereto or reasonable extensions thereof.

"Permitted Holders" means Welsh, Carson, Anderson & Stowe and Oak Hill Capital Management and investment vehicles controlled by such entities formed solely for the purpose of investing in securities.

"Permitted Investment" means:

 (1) Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that is or will become immediately after such Investment or substantially concurrent with such Investment a Restricted Subsidiary or that will merge or consolidate or liquidate into the Issuer or a Restricted Subsidiary;

 (2) Investments in the Issuer by any Restricted Subsidiary;

 (3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer not in excess of $3.0 million at any one time outstanding;

 (4) Hedging Obligations incurred pursuant to clause (5) of the second paragraph under the covenant described under " -- Certain covenants -- Limitations on Additional Indebtedness";

 (5) Cash Equivalents;

 (6) receivables owing to the Issuer or any Restricted Subsidiary payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include

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    such concessionary trade terms as the Issuer or any such Restricted
    Subsidiary deems reasonable under the circumstances;

 (7) to the extent disclosed in this Prospectus, Investments existing on the Issue Date or made pursuant to legally binding written agreements in existence on such date;

 (8) Investments received as consideration for the settlement of any litigation, arbitration or dispute in partial or full satisfaction of such claim or dispute;

 (9) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(10) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under " -- Certain covenants -- Limitations on Asset Sales" or the disposition of any asset not constituting an Asset Sale;

(11) lease, utility and other similar deposits in the ordinary course of business;

(12) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

(13) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(14) Investments in Permitted Joint Ventures in an aggregate amount outstanding at any one time not to exceed the greater of (a) $20.0 million or (b) 3% of Total Tangible Assets (with each Investment being valued as of the date made and without regard to subsequent changes in value);

(15) Investments in Accounts Receivables Entities;

(16) other Investments in an aggregate amount not to exceed $20.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value;

(17) prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance or similar deposits incurred in the ordinary course of business; and

(18) loans by Physician Reliance Network, Inc. to affiliated physician groups in an aggregate amount outstanding at any one time not to exceed $10.0 million.

The amount of Investments outstanding at any time pursuant to clause (14),
(16) or (18) above shall be deemed to be reduced:

  (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (14), (16) or (18) above, by an amount equal to the return of capital (including dividends, interest and distributions) with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income and profits on sale), less the cost of the disposition of such Investment, if any, and net of taxes; and

  (b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (14), (16) or (18) above.

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"Permitted Joint Venture" means a Person (i) that owns, leases, operates or services a hospital or other health-care provider for the purpose of developing, operating, conducting or marketing a Permitted Business and (ii) of which the Issuer or any Restricted Subsidiary owns a 30% or greater equity interest.

"Permitted Junior Securities" means:

(1) Equity Interests in the Issuer; or

(2) debt securities that are subordinated to (a) all Senior Debt of the Issuer or Guarantor Senior Debt of the applicable Guarantor, as the case may be, and (b) any debt securities issued in exchange for Senior Debt or Guarantor Senior Debt, as the case may be, to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt and Guarantor Senior Debt, respectively, under the Indenture.

"Permitted Liens" means the following types of Liens:

 (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or remain payable without penalty or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

 (2) statutory, contractual or common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith;

 (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, progress payments or completion or performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

 (4) Liens upon specific items of inventory, equipment or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

 (5) attachment or judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

 (6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions, encumbrances or irregularities in respect of real property or immaterial imperfections of title which are customary or do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

 (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

 (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

 (9) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any

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    Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(11) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(12) Liens securing all of the Notes and Liens securing any Note Guarantee;

(13) Liens securing Senior Debt or Guarantor Senior Debt and all obligations related thereto;

(14) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(15) Liens in favor of the Issuer or a Restricted Subsidiary;

(16) Liens securing Indebtedness and other obligations under the Credit
     Agreement;

(17) Liens securing Purchase Money Indebtedness and all obligations related thereto;

(18) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture and all obligations related thereto; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(19) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(20) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13), (14), (16), (17) and (18); provided that in the case of clauses (14), (17), and (18) such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(21) Liens to secure Attributable Indebtedness; provided that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

(22) those encumbrances and restrictions referred to in clauses (3), (6) and
     (9) under " -- Limitations on dividend and other restrictions affecting restricted subsidiaries";

(23) Liens consisting of rights of first refusal or options to purchase ownership interest in any asset, property, Person or Equity Interest, in each case, if not issued in connection with the incurrence of Indebtedness or as credit support for Indebtedness or Disqualified Equity Interests;

(24) Liens on the securities of any Unrestricted Subsidiary that secure the Indebtedness of the Unrestricted Subsidiary;

(25) zoning restrictions, licenses, restrictions on the use of real property or other minor irregularities;

(26) Liens incurred in connection with Permitted Receivables Financings; and

(27) Liens incurred in connection with any synthetic lease financing.

"Permitted Receivables Financing" means any sale, conveyance or other transfer by the Issuer or any Restricted Subsidiary of accounts receivable and related assets or any pledge of such accounts receivable (or an interest therein in each case that is part of a receivables financing transaction).

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"Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

"Plan of Liquidation" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

"PPM Asset Sales" means sales of assets to physician practice management entities or to physicians affiliated with physician practice management entities in connection with the termination or modification of the Management Services Agreement in effect on the Issue Date with such physician practice management entities or such affiliated physicians.

"Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

"principal" means, with respect to the Notes, the principal of the Notes.

"Prospectus" means the prospectus related to the sale of the Notes April 26, 2002.

"Purchase Money Indebtedness" means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or construction cost (including property renovated, developed or otherwise improved) of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and equipment, intangibles and rents customarily encumbered in connection therewith and (3) such Indebtedness shall be incurred within 360 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, renovation, development, construction or improvement or the commencement of full operation of the property.

"Qualified Equity Interests" means Equity Interests of the Issuer other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).

"Qualified Equity Offering" means the issuance and sale of Qualified Equity Interests of the Issuer to any Person other than a Subsidiary of the Issuer.

"redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning.

"Redesignation" has the meaning given to such term in the covenant described under " -- Certain Covenants -- Limitations on Designation of Unrestricted Subsidiaries."

"refinance" means to refinance, repay, prepay, replace, renew or refund.

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"Refinancing Indebtedness" means Indebtedness of the Issuer or a Restricted
Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem, refinance, defease or refund (collectively "repay") in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or such Restricted Subsidiary (the "Refinanced Indebtedness") in a principal amount not in excess of the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness so repaid or amended (plus the amount of any prepayment premiums and other reasonable expenses incurred in connection therewith) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

(1) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness, the Issuer and/or one or more Guarantors;

(2) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent in all material respects as the Refinanced Indebtedness;

(3) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes; and

(4) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid or amended that is scheduled to mature on or prior to the maturity date of the Notes.

"Representative" means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holder or holders of a majority in outstanding principal amount of such Designated Senior Debt.

"Restricted Payment" means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests (excluding, for the avoidance of doubt, payment of principal and interest on any debt security that is convertible or exchangeable for capital stock) of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities a such) of any such Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and
    (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2) the purchase or redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary and pro rata purchases or redemptions of any Equity Interest held by minority stockholders of any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment;

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(4) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness, other than the redemption of the subordinated physician notes in connection with conversions of physician management practice entities and/or physicians affiliated with such physician management practice entities to the service line structure or from the net revenue model to the earnings model or the termination of a Management Services Agreement as in effect on the Issue Date; or

(5) payment in lieu of fractional shares not to exceed $1.0 million.

"Restricted Payments Basket" has the meaning given to such term in the first paragraph of the covenant described under " -- Certain covenants -- Limitations on Restricted Payments."

"Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

"S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

"Sale and Leaseback Transactions" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

"SEC" means the United States Securities and Exchange Commission.

"Secretary's Certificate" means a certificate signed by the Secretary of the Issuer.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuer, together with all interest, fees, indemnitees and other obligations and other amounts owing in respect thereof, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) and other obligations on, and all other amounts owing in respect of:

(1) all monetary obligations of every nature under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(2) all Hedging Obligations in respect of the Credit Agreement;

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, "Senior Debt" shall not include:

(1) any Indebtedness of the Issuer to the Issuer or any of its Subsidiaries;

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(2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its Subsidiaries;

(3) obligations to trade creditors in connection with obtaining goods, materials or services;

(4) Indebtedness represented by Disqualified Equity Interests;

(5) any liability for taxes owed or owing by the Issuer;

(6) that portion of any Indebtedness incurred in violation of the "Limitations on additional indebtedness" covenant (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

(7) Indebtedness which, when incurred and without respect to any election under
    Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer; and

(8) any Indebtedness which is, by its express terms or by express agreement, subordinated in right of payment to any other Indebtedness of the Issuer.

"Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under " -- Events of default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

"Subordinated Indebtedness" means Indebtedness of the Issuer or any Guarantor that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

"Subsidiary" means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

"Total Tangible Assets" means, as of any date, the total amount of tangible assets of the Issuer and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP at the end of the fiscal quarter immediately preceding such date.

"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

"Unrestricted Subsidiary" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under " -- Certain covenants -- Limitations on Designation of Unrestricted Subsidiaries" and (2) any Subsidiary of an Unrestricted Subsidiary.

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Description of the notes

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"U.S. Government Obligations" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

"Voting Stock" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

"Weighted Average Life to Maturity" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

"Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

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Exchange offer; registration rights

For purposes of this "Exchange offer; registration rights" section, we refer to the old notes as the "Notes" and the new notes as the "Exchange Notes."

The Issuer and the Guarantors entered into a registration rights agreement (the "Registration Rights Agreement") with the initial purchaser, for the benefit of the Holders, pursuant to which the Issuer and the Guarantors will, at their cost:

..no later than the date (the "Filing Deadline Date") that is 90 days after the Issue Date file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered exchange offer (the "Registered Exchange Offer") to exchange the Notes for Exchange Notes having terms identical in all material respects to the Notes (except that the Exchange Notes would not contain terms with respect to transfer restrictions or Additional Interest (as defined)); and

..use their commercially reasonable best efforts to cause the Exchange Offer
 Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date and consummate the Exchange Offer within 180 days after the Issue Date.

Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer will offer the Exchange Notes in exchange for surrender of the Notes. The Issuer will keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders. For each Note surrendered to the Issuer pursuant to the Registered Exchange Offer, the Holder of such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note. Under existing SEC interpretations, the Exchange Notes and the related guarantees will be freely transferable by Holders other than affiliates of the Issuer after the Registered Exchange Offer without further registration under the Securities Act.

Each Holder that wishes to exchange its Notes for Exchange Notes will be required to represent that, among other things:

..any Exchange Notes to be received by it will be acquired in the ordinary course of its business,

..it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act,

..it is not an "affiliate" of the Issuer or any Guarantor, as defined in Rule
 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

..if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes, and

..if such holder is a broker-dealer (a "Participating Broker-Dealer") that will receive Exchange Notes for its own account in exchange for Notes acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes.

Under similar SEC interpretations, Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, if requested by a Participating Broker-Dealer, the Issuer and the Guarantors are required to use their commercially reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective for a period of at least 180 days after the date on which such statement is declared effective to satisfy their prospectus delivery requirements.

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Exchange offer; registration rights

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In the event that:

..applicable law or interpretations of the staff of the SEC do not permit the Issuer and the Guarantors to effect such a Registered Exchange Offer,

..for any other reason the Registered Exchange Offer is not consummated within 180 days of the Issue Date,

..any Holder is prohibited by law or SEC policy from participating in the Registered Exchange Offer or does not receive Exchange Notes that may be sold without restriction (other than due solely to the status of such Holder as an affiliate of the Issuer or any Guarantor), or

..the initial purchaser so requests with respect to Notes that have, or that are reasonably likely to be determined to have, the status of unsold allotments in an initial distribution,

then the Issuer and the Guarantors will, at their cost, (a) as promptly as practicable, file a registration statement (the "Shelf Registration Statement") covering resales of the Notes or the Exchange Notes, as the case may be, from time to time, (b) use their commercially reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective two years from the Issue Date or such shorter period ending when all Notes and/or Exchange Notes covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement. The Issuer will, in the event a Shelf Registration Statement is filed, among other things, provide to each Holder for which such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be. A Holder selling Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such Holder (including certain indemnification obligations). In addition, each Holder of the Notes or Exchange Notes to be registered under the Shelf Registration Statement will be required to deliver information to be used in connection with the Shelf Registration Statement within the time period set forth in the Registration Rights Agreement in order to have such Holder's Notes or Exchange Notes included in the Shelf Registration Statement and to benefit from the provisions regarding Additional Interest set forth in the following paragraph.

If:

..on or prior to the 90th day following the Issue Date, the Exchange Offer
 Registration Statement is not filed with the SEC,

..on or prior to the 150th day after the Issue Date, the Exchange Offer
 Registration Statement is not declared effective,

..on or prior to the 180th day after the Issue Date, the Registered Exchange
 Offer is not consummated and thereafter the Shelf Registration Statement is not declared effective within the time period required by the Registration Rights Agreement, or

..the Shelf Registration Statement is required to be filed but is not declared effective within the time period required by the Registration Rights Agreement or is declared effective but thereafter ceases to be effective (subject to certain exceptions),

(each such event referred to in the clauses above, a "Registration Default"), liquidated damages in the form of additional cash interest ("Additional Interest") will accrue on the affected Notes and the affected Exchange Notes, as applicable. The rate of Additional Interest will be 0.25% per annum for

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Exchange offer; registration rights

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the first 90-day period immediately following the occurrence of a Registration
Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of additional interest of 1.00% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which all the Notes and Exchange Notes otherwise become freely transferable by Holders other than affiliates of the Issuer without further registration under the Securities Act.

Notwithstanding the foregoing, (1) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (2) a Holder of Notes or Exchange Notes who is not entitled to the benefits of the Shelf Registration Statement (i.e., such Holder has not elected to include information) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement. Such interest is payable in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes in cash on each interest payment date to the holders of record for such interest payment date.

Under certain circumstances the Issuer and the Guarantors may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration for a period of up to 60 days during any 12-month period. Any delay period will not alter the obligations of the Issuer to pay Additional Interest with respect to a Registration Default.

This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Issuer at its address set forth elsewhere in this prospectus.

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                                                                              85

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United States federal tax considerations

The following is a discussion of the material U.S. federal tax consequences applicable to the exchange of the old notes for new notes in the exchange offer and the ownership and disposition of the new notes. Unless otherwise stated, this discussion is limited to the tax consequences to those persons who exchange the old notes for new notes and who hold the new notes as capital assets under Section 1221 of the Internal Revenue Code. The discussion does not address specific tax consequences that may be relevant to particular persons including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, U.S. expatriates and persons in special situations, such as those who hold notes as part of a straddle, hedge, conversion transaction, or other integrated investment. This discussion does not address the tax consequences to persons that have a "functional currency" other than the U.S. dollar. In addition, this discussion does not address U.S. federal alternative minimum tax consequences or any aspect of state, local or foreign taxation. This discussion is based upon current U.S. federal income tax laws, regulations, rulings and judicial decisions, all of which are subject to change, possibly with retroactive effect.

Holders of the old notes are urged to consult their own tax advisors concerning the specific U.S. federal income tax consequences to them of exchanging the old notes for new notes and owning and disposing of the new notes, as well as the application of state, local and foreign income and other tax laws.

Tax consequences of the exchange offer

The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. U.S. holders and non-U.S. holders will not recognize any taxable gain or loss as a result of the exchange and will have the same tax basis and holding period in the new notes as they had in the old notes immediately before the exchange.

Tax consequences to U.S. holders

For purposes of this discussion, you are a "U.S. holder" if you are a beneficial owner of a note and are a U.S. citizen or resident, a corporation created or organized in or under the laws of the U.S. or of any political subdivision thereof, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions.

If a partnership holds notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

Taxation of Interest. If you are a U.S. holder, interest on your notes generally will be taxable as ordinary interest income at the time it is accrued or received in accordance with your regular method of tax accounting. Special rules governing the treatment of market discount and amortizable premium are described below.

Under certain circumstances described elsewhere in this prospectus, we will be required to pay additional amounts on the notes if we fail to comply with our obligations under the registration rights agreement. We believe the contingency that we will pay these additional amounts is "remote and incidental" within the meaning of the applicable Treasury regulations. On that basis, we believe the possibility that these additional amounts may be paid should not be taken into account in computing original issue discount. These additional amounts, if paid, should be taxable to you as ordinary income

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United States federal tax considerations

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at the time the amounts are accrued or received in accordance with your regular method of tax
accounting. It is possible, however, that the Internal Revenue Service may take a different position, in which case the timing and amount of income recognition relating to the additional amounts you may receive on the notes may be different.

Market Discount. A U.S. holder who purchases a note at a discount may be subject to the "market discount" rules of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

Amortizable Premium. A U.S. holder, who purchases a note at a premium over the sum of all amounts payable thereafter on the note that are treated as stated redemption price at maturity, may elect to offset the premium against interest income over the remaining term of the note in accordance with the "premium amortization" provisions of the Internal Revenue Code.

Sale, Exchange or Retirement of the Notes. Upon the sale, exchange or retirement of a note you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any portion allocable to accrued and unpaid interest which will be taxable as ordinary income) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will be the purchase price of the note, increased by the amount of any market discount previously included in your gross income with respect to the note, decreased by any amortized premium and any principal payments you receive.

The gain or loss you recognize on the sale, exchange or retirement of the notes generally will be capital gain or loss (except to the extent the gain represents market discount on the note not previously included in gross income, to which extent the gain would be treated as ordinary income). The gain or loss will be long-term capital gain or loss if you have held the notes for more than one year. Long-term capital gains of individuals, estates and trusts currently are subject to a maximum federal tax rate of 20%, or 18% if you have held the notes for more than five years. The deductibility of capital losses is subject to limitation.

Tax consequences to non-U.S. holders

A "non-U.S. holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes, a nonresident alien individual, or a foreign corporation, estate or trust that is not a U.S. holder.

If a partnership holds notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

Taxation of Interest. If you are a non-U.S. holder, you generally will not be subject to U.S. federal income or withholding tax on interest paid on the notes so long as that interest is not effectively connected with your conduct of a trade or business within the U.S., and, in the case of the withholding tax:

..you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

..you are not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Internal Revenue Code; and

..either (A) you certify to us or our payment agent, under penalties of perjury, that you are not a U.S. person and provide your name and address on IRS Form W-8BEN (or a suitable substitute form), or

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                                                                              87
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United States federal tax considerations

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 (B) a financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note on behalf of a non-U.S. holder, certifies under penalties of perjury that IRS Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner and provides a copy of the form to us or our payment agent.

If these conditions are not satisfied, then interest paid on the notes will be subject to U.S. withholding tax at a rate of 30% unless that rate is reduced or eliminated pursuant to an applicable tax treaty and you provide us with a properly completed and executed IRS Form W-8 BEN (or a suitable substitute form).

Sale, Exchange or Retirement of the Notes. Any gain you recognize on the sale, exchange, retirement or other taxable disposition of a note generally will be exempt from U.S. federal income and withholding tax unless:

..the gain is effectively connected with your conduct of a trade or business within the U.S.; or

..if you are an individual, you are present in the U.S. for 183 days or more during the taxable year of such disposition and certain other conditions are present.

Effectively Connected Income. If the interest, gain or other income you recognize on a note is effectively connected with your conduct of a trade or business within the U.S., you will be exempt from the withholding tax previously discussed if you provide us with a properly completed and executed IRS Form W-8 ECI (or a suitable substitute form), but generally will be subject to U.S. federal income tax on the interest, gain or other income at regular federal income tax rates. In addition to regular U.S. federal income tax, corporations may be subject to a branch profits tax equal to 30% of their effectively connected earnings and profits, as adjusted for specific items, unless they qualify for a lower rate under an applicable tax treaty.

Federal Estate Taxes. A note held by an individual who at the time of death is not a citizen or resident of the U.S. will not be subject to U.S. federal estate tax as a result of the individual's death, provided that the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and that the interest accrued on the notes was not effectively connected with that holder's conduct of a trade or business within the U.S.

Information reporting and backup withholding

We will, where required, report to you and to the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, with respect to those payments. A noncorporate U.S. holder may be subject to information reporting and to backup withholding with respect to payments of interest made on a note, or proceeds of the disposition of a note before maturity, unless the U.S. holder provides a correct taxpayer identification number or proof of an applicable exemption and otherwise complies with applicable requirements of the information reporting and backup withholding rules. The backup withholding tax rate is currently 30%. Pursuant to the Economic Growth and Tax Relief Reconciliation Act of 2001, the backup withholding rate will be gradually reduced each year until 2006, when the backup withholding rate will be 28%. After December 31, 2010, the backup withholding tax rate will be increased to 31%.

In the case of payments of interest to non-U.S. holders, current Treasury regulations provide that the backup withholding tax and certain information reporting requirements will not apply to payments with respect to which either the non-U.S. holder certifies as to its non-U.S. holder status under penalties of perjury as described above or an exemption has otherwise been established, provided that neither we nor our payment agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not in fact satisfied.


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United States federal tax considerations

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Information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a non-U.S. holder on the disposition of the notes by or through a U.S. office of a U.S. or foreign broker, unless the non-U.S. holder establishes that it qualifies for an exemption. Information reporting requirements, but not backup withholding, will apply to payment of the proceeds of a disposition of the notes by or through a foreign office of a U.S. broker or foreign brokers with certain types of relationships to the U.S. unless the broker has documentary evidence in its file that the holder of the notes is not a U.S. person and the broker has no actual knowledge to the contrary, or the holder establishes that it qualifies for an exemption. Neither information reporting nor backup withholding generally will apply to payment of the proceeds of a disposition of the notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Copies of the information returns reporting interest and withholding also may be made available to the tax authorities in the country in which a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or other agreement.

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Plan of distribution

Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale of the new notes may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of new notes and any commissions or concessions received by any persons deemed to be underwriters may be deemed to be underwriting compensation under the Securities Act. The enclosed letter of transmittal states that by acknowledging that it will deliver and be delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 180 days after the closing of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than underwriting discounts or commissions and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for new notes in the exchange offer on terms which may differ from those contained in the prospectus and the enclosed letter of transmittal. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding old notes have been exchanged for new notes, subject to the terms and conditions in the prospectus and letter of transmittal distributed by us in connection with these additional exchange offers.


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Legal matters

The validity of the new notes will be passed upon for us by Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P., Houston, Texas.

Experts

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Documents incorporated by reference

We are incorporating the following documents by reference into this prospectus. The information in these documents is considered a part of this prospectus, and documents filed later with the SEC will update and supercede this information.

  Annual Report on Form 10-K for the year ended December 31, 2001

  Proxy Statement relating to our 2002 Annual Meeting of Stockholders

We are also incorporating by reference any additional reports that we file with the SEC between the date of this prospectus and the termination of the exchange offer.

You may request a copy of our filings by writing or telephoning us at the following address:

                               US Oncology, Inc.
       Attention: Phillip H. Watts -- Vice President and General Counsel
                       16825 Northchase Blvd., Suite 1300
                              Houston, Texas 77060
                                (832) 601-8766.

Descriptions in this prospectus, including those contained in the documents incorporated by reference, of contracts and other documents are not necessarily complete and, in each instance, reference is made to the copies of these contracts and documents filed as exhibits to the documents incorporated by reference in this prospectus.

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Where you can find more information

We file with the SEC annual, quarterly and special reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended. You may read and copy any document we file at the following SEC public reference rooms:

           Judiciary Plaza                           Citicorp Center
       450 Fifth Street, N.W.                    500 West Madison Street
              Room 1024                                Suite 1400
       Washington, D.C. 20549                       Chicago, IL 60661

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available from the SEC's web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information also can be inspected at the following address:

                            The Nasdaq Stock Market
                                Reports Section
                                 1735 K Street
                             Washington, D.C. 20006

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We have not authorized any dealer, salesperson or other person to give any information or to make any representations to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

This prospectus does not offer to sell or solicit an offer to buy any of these new notes in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation.

The information contained in this prospectus is current only as of the date on the cover page. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.

                               ----------------

                               Table of Contents

                                                                            Page

Prospectus summary..........................................................   1
Risk factors................................................................   9
Use of proceeds.............................................................  24
Ratio of earnings to fixed charges..........................................  24
Capitalization..............................................................  25
The exchange offer..........................................................  26
Description of other indebtedness...........................................  36
Description of the notes....................................................  38
Exchange offer; registration rights.........................................  83
United States federal tax considerations....................................  86
Plan of distribution........................................................  90
Legal matters...............................................................  91
Experts.....................................................................  91
Documents incorporated by reference.........................................  91
Where you can find more information.........................................  92



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                               US ONCOLOGY, INC.
                               [US ONCOLOGY LOGO]

                               OFFER TO EXCHANGE
 all registered 9 5/8% Senior Subordinated Notes due 2012 for all outstanding

                   9 5/8% Senior Subordinated Notes due 2012

                            ----------------------
                                   PROSPECTUS
                                 April 26, 2002
                            ----------------------


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